SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant  ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement

☐  Confidential, for use of the Commission (as permitted by Rule 14a-6(e)(2))

☑  Definitive Proxy Statement only

☐  Definitive Additional Materials

☐  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment, of Filing Fee (Check the appropriate box):

☑  No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

March 29, 2011

Dear Stockholders:

On behalf of the Board of Directors of Town Sports International Holdings, Inc., I cordially invite you to attend our Annual Meeting of Stockholders, which will be held on Thursday, May 12, 2011 at 10:00 a.m. (New York City time) at Crowne Plaza Times Square, 1605 Broadway, New York, New York 10019.

In accordance with rules approved by the Securities and Exchange Commission allowing companies to furnish proxy materials to their shareholders over the Internet, we are now primarily furnishing proxy materials to our stockholders on the Internet, rather than mailing paper copies of the materials (including our Annual Report to Stockholders for fiscal 2010) to each stockholder. We believe that this e-proxy process will expedite our stockholders’ receipt of proxy materials, lower costs, and reduce the environmental impact of our annual meeting. We sent a Notice of Internet Availability of Proxy Materials or a full set of proxy materials on or about March 29, 2011 to our stockholders of record as of the close of business on March 15, 2011. We also provided access to our proxy materials over the Internet beginning on that date. If you received a Notice of Internet Availability of Proxy Materials by mail and did not receive, but would like to receive, a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the notice or on page 44 of this Proxy Statement. The formal Notice of Annual Meeting and the Proxy Statement follow.

It is important that your shares be represented and voted at the meeting, regardless of the size of your holdings. To have your vote recorded, you should vote over the Internet. In addition, if you have requested or received a paper copy of the proxy materials, you may vote by signing, dating and returning the proxy card sent to you in the envelope accompanying the proxy materials sent to you. We encourage you to vote by any of these methods even if you currently plan to attend the Annual Meeting.

If you decide to attend the Annual Meeting, you can still vote your shares in person if you wish. Please let us know whether you plan to attend the meeting by indicating your plans when prompted over the Internet voting system or, if you have received a paper copy of the proxy materials, by marking the appropriate box on the proxy card sent to you. If you plan to attend the Annual Meeting, please bring this letter or proof of ownership and valid picture identification (such as a driver’s license or passport) with you to the meeting, as this letter or proof of ownership and your picture identification will serve as your admittance pass to the meeting. If you choose to vote over the Internet or, if you have received a paper copy of the proxy materials, by completing the proxy card sent to you and later decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Robert J. Giardina
Chief Executive Officer and President

PROXY VOTING METHODS

If at the close of business on March 15, 2011, you were a shareholder of record or held shares through a broker or bank, you may vote your shares by proxy through the Internet or by mail, or you may vote in person at the Annual Meeting. For shares held through a broker or nominee, you may vote by submitting voting instructions to your broker or nominee. To reduce our administrative and postage costs, we ask that you vote through the Internet which is available 24 hours a day, seven days a week. You may revoke your proxies at the times and in the manners described on page 2 of the Proxy Statement.

If you are a shareholder of record or hold shares through a broker or bank and are voting by proxy, your vote must be received by 11:59 p.m. (New York City time) on May 11, 2011 to be counted.

To vote by proxy:

BY INTERNET

•	Go to the website www.proxyvote.com and follow the instructions, 24 hours a day, seven days a week.

•	You will need the 12-digit Control Number included on your Notice of Internet Availability of Proxy Materials or proxy card to obtain your records and to create an electronic voting instruction form.

BY MAIL

•	Request a proxy card from us (if you have not already received one) by following the instructions on your Notice of Internet Availability of Proxy Materials.

•	When you receive the proxy card, mark your selections on the proxy card.

•	Date and sign your name exactly as it appears on your proxy card.

•	Mail the proxy card in the postage-paid envelope that will be provided to you.

If you hold your shares in street name you may also submit voting instructions to your bank, broker or other nominee. In most instances, you will be able to do this over the Internet, by telephone, or by mail. Please refer to the information from your bank, broker or other nominee on how to submit voting instructions.

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
5 Penn Plaza (4th Floor)
New York, New York 10001

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AT 10:00 A.M. ON THURSDAY, MAY 12, 2011

TO THE STOCKHOLDERS OF TOWN SPORTS INTERNATIONAL HOLDINGS, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Town Sports International Holdings, Inc., a Delaware corporation (the “Company”), will be held at Crowne Plaza Times Square, 1605 Broadway, New York, New York 10019 on Thursday, May 12, 2011 at 10:00 a.m. (New York City time) for the following purposes:

(1) To elect seven members of the Company’s Board of Directors as listed herein;

(2) To ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2011;

(3) To approve the Amended and Restated Town Sports International Holdings, Inc. 2006 Stock Incentive Plan and the Section 162(m) performance goals thereunder; and

(4) To act upon such other business as may properly come before the Annual Meeting or any adjournments of such meeting that may take place.

Only stockholders of record at the close of business on March 15, 2011 will be entitled to notice of, and to vote at, the Annual Meeting. The stock transfer books of the Company will remain open between the record date and the date of the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Annual Meeting and for a period of 10 days prior to the meeting during regular business hours at the offices of the Company.

All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you currently plan to attend the Annual Meeting in person, please vote over the Internet or, if you received a paper copy of the proxy materials, complete, date, sign and promptly mail the paper proxy card sent to you. You may revoke your proxy if you attend the Annual Meeting and wish to vote your shares in person. If you receive more than one Notice of Internet Availability of Proxy Materials and/or Proxy Card because your shares are registered in different names and addresses, you should ensure that you vote all of your shares by voting over the Internet or, if you received a paper copy of the proxy materials, by signing and returning each Proxy Card to assure that all your shares will be voted. You may revoke your proxy in the manner described in the Proxy Statement at any time prior to it being voted at the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

By Order of the Board of Directors

Robert J. Giardina
Chief Executive Officer and President
New York, New York
March 29, 2011

YOUR VOTE IS VERY IMPORTANT

REGARDLESS OF THE NUMBER OF SHARES YOU OWN.  PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, VOTE OVER THE INTERNET OR, IF YOU RECEIVED A PAPER COPY OF THE PROXY MATERIALS, COMPLETE, DATE, SIGN AND PROMPTLY MAIL THE PAPER PROXY CARD SENT TO YOU AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

Page

General	1
Voting	1
Proxies	2
Voting Shares Without Attending the Annual Meeting	2
Voting Shares in Person at the Annual Meeting	3
Admission to the Annual Meeting	3
Solicitation	3
Deadline for Receipt of Stockholder Proposals	3
PROPOSAL ONE — ELECTION OF DIRECTORS	4
General	4
Required Vote	5
Recommendation of the Board of Directors	5
PROPOSAL TWO — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	6
General	6
Fees Billed to the Company by PricewaterhouseCoopers LLP	6
Pre-Approval Policies and Procedures	6
Required Vote	7
Recommendation of the Board of Directors	7
PROPOSAL THREE — APPROVAL OF AMENDED AND RESTATED TOWN SPORTS INTERNATIONAL HOLDINGS, INC. 2006 STOCK INCENTIVE PLAN AND SECTION 162(m) PERFORMANCE GOALS THEREUNDER	8
General	8
Description of the Amended and Restated 2006 Stock Incentive Plan	8
Certain U.S. Federal Income Tax Consequences	12
Stock Awards Previously Granted under the Existing Plan	14
Required Vote	14
Recommendation of the Board of Directors	14
CORPORATE GOVERNANCE AND BOARD MATTERS	15
Director Independence	15
Board Structure	15
Board Committees and Meetings	15
Committee Membership	16
Communicating with the Board of Directors	19
Corporate Governance Documents	19
Director Compensation for the 2010 Fiscal Year	20
Compensation Committee Interlocks and Insider Participation	23
OWNERSHIP OF SECURITIES	24
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	26
EXECUTIVE OFFICERS	27
EXECUTIVE COMPENSATION	28
Compensation Discussion and Analysis	28
Compensation Committee Report	35
Equity Compensation Plan Information	35
Summary Compensation Table	36
2010 Grants of Plan-Based Awards	37
Narrative Supplement to the Summary Compensation Table and the 2010 Grants of Plan-Based Awards Table	37
Outstanding Equity Awards at End of the 2010 Fiscal Year	39
Option Exercises and Stock Vested in the 2010 Fiscal Year	40
2010 Pension Benefits	40
2010 Nonqualified Deferred Compensation	40
Potential Payments Upon Termination or Change in Control	40
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	43
AUDIT COMMITTEE REPORT	44
ANNUAL REPORT AND HOUSEHOLDING	44
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 12, 2011	44
FORM 10-K	45
INCORPORATION BY REFERENCE	45
OTHER MATTERS	45
APPENDIX A	A-1

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
5 Penn Plaza (4th Floor)
New York, New York 10001

PROXY STATEMENT

General

This Proxy Statement is furnished to the stockholders of record of Town Sports International Holdings, Inc., a Delaware corporation (“Town Sports” or the “Company”), as of March 15, 2011, in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Thursday, May 12, 2011, and at any adjournments of such meeting that may take place. The Annual Meeting will be held at 10:00 a.m. (New York City time) at Crowne Plaza Times Square, 1605 Broadway, New York, New York 10019. In accordance with rules approved by the Securities and Exchange Commission, we sent a Notice of Internet Availability of Proxy Materials or proxy statement on or about March 29, 2011 to our stockholders of record as of the close of business on March 15, 2011. We also provided access to our proxy materials over the Internet beginning on that date. If you received a Notice of Internet Availability of Proxy Materials by mail and did not receive, but would like to receive, a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the notice or on page 44 of this Proxy Statement.

Voting

The specific matters to be considered and acted upon at the Annual Meeting are:

(i) To elect seven members of the Company’s Board of Directors (the “Board”) as listed herein;

(ii) To ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011;

(iii) To approve the Amended and Restated Town Sports International Holdings, Inc. 2006 Stock Incentive Plan and the Section 162(m) performance goals thereunder; and

(iv) To act upon such other business as may properly come before the Annual Meeting.

These matters are described in more detail in this Proxy Statement.

On March 15, 2011, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, 22,746,035 shares of the Company’s common stock were issued and outstanding. No shares of the Company’s preferred stock were outstanding. Each stockholder is entitled to one vote for each share of common stock held by such stockholder on March 15, 2011. Stockholders may not aggregate their votes in the election of directors.

The stock transfer books of the Company will remain open between the record date and the date of the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Annual Meeting and for a period of ten days prior to the meeting during regular business hours at the offices of the Company.

The presence, in person or by proxy, at the Annual Meeting of the holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum in connection with the transaction of business at the Annual Meeting. Abstentions, broker non-votes and withheld votes are each counted as present for the purpose of determining the presence of a quorum.

With respect to the election of the members of the Board, if a quorum is present at the Annual Meeting, the seven nominees who receive the greatest number of votes properly cast (in person or by proxy) by holders of stock entitled to vote in the election will be elected as directors. All other proposals must be approved by the affirmative vote of the holders of a majority of the shares of the common stock present at the Annual Meeting, in person or by proxy, and having voting power.

Abstentions and Withheld Votes:  With respect to the election of directors, votes may be cast in favor of or withheld from each nominee. Votes that are withheld will be excluded entirely from the vote with respect to the nominee from which they are withheld and will have the same effect as an abstention. Votes that are withheld will not have any effect on the outcome of the election of directors. Abstentions will have the effect of a vote “against” Proposal Nos. 2 and 3.

Broker Non-Votes:  Broker non-votes occur when shares held by a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at his/her discretion. Under current New York Stock Exchange interpretations that govern broker non-votes, Proposal Nos. 1 and 3 are considered non-discretionary matters and a broker will lack the authority to vote shares at his/her discretion. Proposal No. 2 is considered a discretionary matter and a broker will be permitted to exercise his/her discretion. Broker non-votes will have no effect on the outcome of Proposal No. 1 because those shares are not considered entitled to vote for voting purposes and will be counted as a vote “against” Proposal No. 3.

All votes will be tabulated by the inspector of election appointed for the meeting.

Under the General Corporation Law of the State of Delaware, stockholders are not entitled to dissenter’s rights with respect to any matter to be considered and voted on at the Annual Meeting, and the Company will not independently provide stockholders with any such right.

Proxies

Unless revoked, all proxies representing shares entitled to vote that are delivered pursuant to this solicitation will be voted at the Annual Meeting and, where a choice has been specified on the proxy card, will be voted in accordance with such specification. Where a choice has not been specified on the proxy card, the proxy will be voted FOR the election of all the nominated directors listed herein, unless the authority to vote for the election of such directors is withheld. In addition, if no contrary instructions are given, the proxy will be voted FOR the approval of Proposal Nos. 2 and 3 described in this Proxy Statement and as the proxy holders deem advisable for all other matters as may properly come before the Annual Meeting. You may revoke or change your proxy at any time before the Annual Meeting by filing with the Corporate Secretary of the Company, at the Company’s principal executive offices at 5 Penn Plaza (4th Floor), New York, New York 10001, a notice of revocation or another signed Proxy Card with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person. If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy in person at the Annual Meeting if you obtain a signed proxy from the record holder (broker or other nominee) giving you the right to vote the shares.

Voting Shares Without Attending the Annual Meeting

If you are a shareholder of record you may vote by granting a proxy. For shares held in street name, you may vote by submitting voting instructions to your broker or nominee. In all circumstances, you may vote:

•	By Internet — If you have Internet access, you may submit your proxy by going to www.proxyvote.com and by following the instructions on how to complete an electronic proxy card. You will need the 12-digit Control Number included on your Notice or your proxy card in order to vote by Internet.

•	By Mail — You may vote by mail by requesting a proxy card from us, indicating your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

If you hold your shares in street name you may also submit voting instructions to your bank, broker or other nominee. In most instances, you will be able to do this over the Internet, by telephone, or by mail. Please refer to the information from your bank, broker or other nominee on how to submit voting instructions.

Internet voting facilities will close at 11:59 p.m. (New York City time) on May 11, 2011 for the voting of shares held by shareholders of record or held in street name.

Mailed proxy cards with respect to shares held of record or in street name must be received no later than May 11, 2011.

Voting Shares in Person at the Annual Meeting

First, you must satisfy the requirements for admission to the Annual Meeting (see below). Then, if you are a stockholder of record and prefer to vote your shares at the Annual Meeting, you must bring proof of identification along with your Notice or proof of ownership. You may vote shares held in street name at the Annual Meeting only if you obtain a signed proxy (“legal proxy”) from the record holder (broker or other nominee) giving you the right to vote the shares.

Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet or proxy card so that your vote will be counted even if you later were to decide not to attend the Annual Meeting.

Admission to the Annual Meeting

Please let us know whether you plan to attend meeting by indicating your plans when prompted over the Internet voting system or, if you have received a paper copy of the proxy materials, by marking the appropriate box on the proxy card sent to you. If you plan to attend the Annual Meeting, please bring the Notice accompanying this Proxy Statement or proof of ownership and valid picture identification (such as a driver’s license or passport) with you to the meeting, as the Notice or proof of ownership and your picture identification will serve as your admittance pass to the meeting. If your shares are held beneficially in the name of a bank, broker or other holder of record and you wish to be admitted to attend the Annual Meeting, you must present proof of your ownership of Town Sports International Holdings, Inc. shares, such as a bank or brokerage account statement.

Solicitation

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of the Notice of Internet Availability of Proxy Materials, this Proxy Statement, the Proxy Card and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, facsimile, or other means (including by directors, officers or employees of the Company, to whom no additional compensation will be paid for any such services).

Deadline for Receipt of Stockholder Proposals

In order to be considered for inclusion in the Company’s Proxy Statement and Proxy Card relating to the 2012 Annual Meeting of Stockholders, any proposal by a stockholder submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, must be received by the Company at its principal executive offices in New York, New York, on or before November 30, 2011.

Our bylaws require advance notice of business to be brought before a stockholders’ meeting, including nominations of persons for election as directors. To be timely, any proposal for consideration at the 2012 Annual Meeting of Stockholders submitted by a stockholder (other than for inclusion in the Company’s Proxy Statement pursuant to Rule 14a-8) must be delivered to or mailed and received by the Corporate Secretary of the Company at the principal executive offices of the Company not earlier than the close of business on December 14, 2011 and not later than the close of business on January 13, 2012; and in any event such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in the By-Laws. The proxy solicited by the Board for the 2012 Annual Meeting of Stockholders will confer discretionary authority to vote as the proxy holders deem advisable on such stockholder proposals which are considered untimely.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL ONE — ELECTION OF DIRECTORS

General

Upon the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”), the Board has proposed for election at the Annual Meeting the seven individuals listed below to serve, subject to the By-Laws, as directors of the Company. All directors are elected annually, and serve until the next Annual Meeting of the Stockholders and until the election and qualification of their successors. If any director is unwilling or unable to stand for re-election (which is not anticipated), the Board may reduce its size or designate a substitute. If a substitute is designated, proxy votes in favor of the original director candidate will be counted for the substituted candidate. All of the nominees for director currently serve as directors.

All of the nominees have consented to be named and, if elected, to serve, and management has no reason to believe that any of them will be unavailable to serve. If any of the nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies may be voted in the discretion of the persons acting pursuant to the proxy for the election of other nominees. It is intended that the proxies delivered pursuant to this solicitation will be voted for the election of all such persons except to the extent the proxy is specifically marked to withhold such authority with respect to one or more of such persons. The proxies solicited by this Proxy Statement cannot be voted for a greater number of persons than the number of nominees named. Set forth below is certain information concerning the nominees, as of March 18, 2011.

YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THESE DIRECTORS.

Name	Age	Position

Robert J. Giardina	53	Chief Executive Officer, President and Director
Keith E. Alessi	56	Director
Paul N. Arnold	64	Director
Bruce C. Bruckmann	57	Director
J. Rice Edmonds	40	Director
Thomas J. Galligan III	66	Chairman of the Board
Kevin McCall	57	Director

Robert J. Giardina was appointed President and Chief Executive Officer in March 2010. Mr. Giardina has served as a director since March 19, 2010 and was previously a member of our Board of Directors from March 2006 until March 2008. From September 2009 to March 2010, Mr. Giardina was employed as the Chief Executive Officer of JTL Enterprises. Mr. Giardina originally joined the Company in 1981 and served as President and Chief Operating Officer from 1992 to 2001, and as Chief Executive Officer from January 2002 through October 2007.

Keith E. Alessi has served as a director since April 1997. Mr. Alessi is currently the President, Chief Executive Officer and a director of Westmoreland Coal Company. He had been the Executive Chairman of Westmoreland Coal Company from April 2008 until his appointment as President and Chief Executive Officer in January 2009. From May 2007 until April 2008, Mr. Alessi served as President and Chief Executive Officer of Westmoreland. Mr. Alessi has been an adjunct lecturer at The Ross School of Business at the University of Michigan from 2001 until 2010. From 2003 to 2006, Mr. Alessi was the Chairman of Lifestyles Improvement Centers LLC, a franchiser of hypnosis centers in the US and Canada. From 1999 to 2007, Mr. Alessi was an adjunct professor at Washington and Lee University School of Law. Mr. Alessi currently serves as a director and chairman of the audit committee for H&E Equipment Services, Inc. and serves as a director of MWI Veterinary Supply, Inc.

Paul N. Arnold has served as a director since April 1997. Mr. Arnold was our Chairman of the Board from May 2006 until February 2009. Mr. Arnold has served as Chairman and Chief Executive Officer of Cort Business Services, Inc., a Berkshire Hathaway company, a provider of rental furniture, since 2000. From 1992 to 2000, Mr. Arnold served as President, Chief Executive Officer and Director of Cort Business Services. Prior to 1992, Mr. Arnold held various positions over a 24-year period within Cort Furniture Rental, a division of Mohasco Industries. Mr. Arnold is currently a director of H&E Equipment Services, Inc.

Bruce C. Bruckmann has served as a director since December 1996. Since 1995, Mr. Bruckmann has served as a Managing Director of Bruckmann, Rosser, Sherrill & Co., LP, which we refer to in this Proxy Statement as “BRS”, a private equity firm. From 1983 until 1994, Mr. Bruckmann served as an officer and subsequently a Managing Director of Citicorp Venture Capital, Ltd. Mr. Bruckmann is currently a director of Mohawk Industries, Inc., H&E Equipment Services, Inc., Heritage-Crystal Clean, Inc. and MWI Veterinary Supply, Inc. and two private companies.

J. Rice Edmonds has served as a director since July 2002. Mr. Edmonds is the founder and Managing Director of Edmonds Capital, LLC, a private equity firm. From 1996 through September 2008, Mr. Edmonds was employed by BRS, most recently as a Managing Director. Prior to 1996, Mr. Edmonds worked in the high yield finance group of Bankers Trust. Mr. Edmonds is currently a director of McCormick & Schmick’s Seafood Restaurants, Inc. and several private companies. Since 2005, Mr. Edmonds has also been a director of The Sheridan Group, Inc., Real Mex Restaurants, Inc. and Penhall International Corp.

Thomas J. Galligan III has served as a director since March 2007 and was appointed our Chairman of the Board in March 2010. Mr. Galligan is Executive Chairman and a member of the board of directors of Papa Gino’s Holdings Corp. Mr. Galligan served as Chairman, President and Chief Executive Officer of Papa Gino’s Holdings Corp. from May 1996 until October 2008 and Chairman and Chief Executive Officer until March 2009. Prior to joining Papa Gino’s in March 1995 as Executive Vice President, Mr. Galligan held executive positions at Morse Shoe, Inc. and PepsiCo., Inc. Mr. Galligan is currently a director of Bay State Milling Co. and Dental Service of Massachusetts, Inc.

Kevin McCall has served as a director since March 2007. Mr. McCall is President and Chief Executive Officer of Paradigm Properties, LLC and its investment management affiliate, Paradigm Capital Advisors, LLC. Prior to forming Paradigm in 1997, Mr. McCall held positions as a director of Aldrich, Eastman & Waltch, L.P. (now AEW Capital Management, L.P.) and as a Partner and Senior Vice President of Spaulding & Slye Company. Mr. McCall serves as a director of the Boston Museum, MetroLacrosse, Hearth, Inc., Building Impact and the National Association of Industrial & Office Parks — Massachusetts Chapter.

Required Vote

Directors are elected by the affirmative vote of a plurality of the votes cast by the holders of common stock present in person or represented by proxy and entitled to vote on the election of directors. Withheld votes will have no effect on the outcome of the vote with respect to the election of directors. Broker non-votes will have no effect on the outcome of the vote for Proposal No. 1.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES LISTED ABOVE.

PROPOSAL TWO — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

General

The Audit Committee of the Board (the “Audit Committee”) has appointed the firm of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011, including each quarterly interim period, and the Board is asking the stockholders to ratify this appointment.

Although stockholder ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP is not required, the Board considers it desirable for the stockholders to pass upon the selection of the independent registered public accounting firm. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders.

A representative from PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Fees Billed to the Company by PricewaterhouseCoopers LLP

The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2009 and 2010, for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for those fiscal years and for other services rendered during those fiscal years on behalf of the Company were as follows:

Category	2009	2010

Audit Fees(1)	$1,220,300	$1,293,450
Tax Fees(2)	$47,553	$32,000
All Other Fees(3)	$2,400	$2,400

(1)	Audit fees are for fees and expenses associated with professional services rendered by PricewaterhouseCoopers in connection with (i) the audits of the Company’s annual consolidated financial statements and internal control over financial reporting, including services related to statutory audits of certain of our subsidiaries, (ii) reviews of unaudited interim financial statements included in the Company’s quarterly reports on Form 10-Q and (iii) reviews of documents filed with the SEC.

(2)	Tax fees are for tax compliance, tax consulting and tax planning services.

(3)	All Other Fees are related to online research access.

The Audit Committee has determined that the provision of services discussed above is compatible with maintaining the independence of PricewaterhouseCoopers LLP from the Company.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and permissible non-audit services. The Audit Committee has authorized each of its members to pre-approve audit, audit-related, tax and non-audit services, provided that such approved service is reviewed with the full Audit Committee at its next meeting.

As early as practicable in each fiscal year, the independent registered public accounting firm provides the Audit Committee with a schedule of the audit and other services that it expects to provide or may provide during the fiscal year. The schedule is specific as to the nature of the proposed services, the proposed fees and other details that the Audit Committee may request. The Audit Committee by resolution authorizes or declines the proposed services. Upon approval, the schedule serves as the budget for fees by specific activity or service for the fiscal year.

A schedule of additional services proposed to be provided by the independent registered public accounting firm or proposed revisions to services already approved, along with associated proposed fees, may be presented to the Audit Committee for its consideration and approval at any time. The schedule is required to be specific as to the nature of the proposed service, the proposed fee, and other details that the Audit Committee may request. The Audit Committee intends by resolution to authorize or decline authorization for each proposed new service.

The Audit Committee pre-approved 100% of the audit fees and tax fees and all other services for the fiscal years ended December 31, 2010 and 2009.

Required Vote

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and having voting power is required to ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP. Abstentions will have the effect of a vote “against” this proposal. We believe that there can be no broker non-votes with respect to Proposal No. 2 because brokers should have discretion under current stock exchange rules to vote uninstructed shares on Proposal No. 2.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011.

PROPOSAL THREE — APPROVAL OF AMENDED AND RESTATED TOWN SPORTS
INTERNATIONAL HOLDINGS, INC. 2006 STOCK INCENTIVE PLAN
AND SECTION 162(M) PERFORMANCE GOALS THEREUNDER

General

We maintain our 2006 Stock Incentive Plan for the benefit of eligible employees, consultants and non-employee directors of the Company. The proposed Amended and Restated 2006 Stock Incentive Plan, which was unanimously adopted by the Board, subject to stockholder approval at the Annual Meeting, would increase the aggregate number of shares of our common stock issuable under the existing 2006 Stock Incentive Plan (the “Existing Plan”) by 500,000 shares from 2,500,000 shares to a total of 3,000,000 shares. This increase of 500,000 shares represents approximately 2.2% of the outstanding shares of common stock of the Company as of March 15, 2011. The Board believes that it is desirable to increase the total number of shares available under the 2006 Stock Incentive Plan in order to attract, motivate and retain employees and non-employee directors of, and consultants to, the Company because the current share reserve under the 2006 Stock Incentive Plan is expected to be fully utilized in the near term. The Company expects to issue restricted stock awards to its employees, and therefore does not believe that an additional reserve is required.

In addition to the foregoing, the stockholders of the Company are being asked to approve the Section 162(m) performance goals under the 2006 Stock Incentive Plan (as described below) so that certain incentive awards granted under the 2006 Stock Incentive Plan to executive officers of the Company may qualify as exempt performance-based compensation under Section 162(m) of the Code, which otherwise generally disallows the corporate tax deduction for certain compensation paid in excess of $1,000,000 annually to each of the chief executive officer and the four other most highly paid executive officers of publicly-held companies. Section 162(m) of the Code generally requires such performance goals to be approved by stockholders every five years.

If the Amended and Restated 2006 Stock Incentive Plan is approved by the stockholders, it will become effective as of March 1, 2011, the date it was approved by the Board. Unless terminated earlier by the Company’s Board of Directors, the Amended and Restated Plan will terminate on May 30, 2016. If the requisite stockholder approval of the Amended and Restated 2006 Stock Incentive Plan and the Section 162(m) performance goals is not obtained, the Amended and Restated 2006 Stock Incentive Plan will still remain in effect through May 30, 2016. If such approval is not obtained, the Company may continue to grant awards under the 2006 Stock Incentive Plan in accordance with its terms and the current share reserve under the 2006 Stock Incentive Plan. However, awards under the 2006 Stock Incentive Plan (other than stock options and stock appreciation rights) granted after May 15, 2013 will not constitute “performance-based” compensation under Section 162(m) of the Code, and accordingly, may not be deductible by the Company depending on the facts and circumstances.

The following description of the Amended and Restated 2006 Stock Incentive Plan is a summary of its principal provisions and is qualified in its entirety by reference to the Amended and Restated 2006 Stock Incentive Plan attached hereto as Appendix A.

Description of the Amended and Restated 2006 Stock Incentive Plan

Administration.  The Amended and Restated 2006 Stock Incentive Plan is administered by a committee (the “Committee”), which is intended to consist of two or more non-employee directors, each of whom is, to the extent required, a non-employee director as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended, an outside director as defined under Section 162(m) of the Code and an independent director as defined under NASD Rule 5605(a); provided that with respect to the application of the Amended and Restated 2006 Stock Incentive Plan to non-employee directors, the Amended and Restated 2006 Stock Incentive Plan will be administered by the Board (and references to the Committee include the Board for this purpose). Currently, the compensation committee of the Board serves as the Committee under the 2006 Stock Incentive Plan.

The Committee has full authority to administer and interpret the Amended and Restated 2006 Stock Incentive Plan, to grant discretionary awards under the Amended and Restated 2006 Stock Incentive Plan, to determine the persons to whom awards will be granted, to determine the types of awards to be granted, to determine the terms and conditions of each award, to determine the number of shares of common stock to be covered by each award and to make all other determinations in connection with the Amended and Restated 2006 Stock Incentive Plan and the awards thereunder as the Committee, in its sole discretion, deems necessary or desirable. The terms and conditions of individual awards are set forth in written agreements that are consistent with the terms of the Amended and Restated 2006 Stock Incentive Plan. Awards under the Amended and Restated 2006 Stock Incentive Plan may not be made on or after May 30, 2016, except that awards (other than stock options or stock appreciation rights) that are intended to be “performance-based” under Section 162(m) of the Code will not be made after the fifth anniversary of the date of the last stockholder approval of the performance goals set forth in the Amended and Restated 2006 Stock Incentive Plan as described below (i.e., May 12, 2016, assuming the Section 162(m) performance goals described below are approved by the Company’s stockholders at the Annual Meeting).

Eligibility and Types of Awards.  All the Company’s employees, consultants and non-employee directors are eligible to be granted nonqualified stock options, stock appreciation rights, performance shares, restricted stock, and other stock-based awards. In addition, the Company’s employees and employees of the Company’s affiliates that qualify as subsidiaries or parent corporations (as defined under Section 424 of the Code) are eligible to be granted incentive stock options under the Amended and Restated 2006 Stock Incentive Plan. As of December 31, 2010, we employed approximately 8,100 employees. The market value of the underlying shares of Common Stock on March 15, 2011 was $4.76 per share.

Available Shares.  The aggregate number of shares of common stock which may be issued or used for reference purposes under the Amended and Restated 2006 Stock Incentive Plan or with respect to which awards may be granted may not exceed 3,000,000 shares, which may be either authorized and unissued shares of our common stock or shares of common stock held in or acquired for the treasury of the Company. In general, if awards under the Amended and Restated 2006 Stock Incentive Plan are for any reason cancelled, or expire or terminate unexercised, the shares covered by such awards will again be available for the grant of awards under the Amended and Restated 2006 Stock Incentive Plan.

The maximum number of shares of our common stock with respect to which any stock option, stock appreciation right or shares of restricted stock that are subject to the attainment of specified performance goals and intended to satisfy Section 162(m) of the Code and may be granted under the Amended and Restated 2006 Stock Incentive Plan during any fiscal year to any eligible employee or consultant will be 250,000 shares (per type of award). The total number of shares of our common stock with respect to all awards that may be granted under the Amended and Restated 2006 Stock Incentive Plan during any fiscal year to any eligible employee or consultant will be 250,000 shares. There are no annual limits on the number of shares of our common stock with respect to an award of restricted stock that are not subject to the attainment of specified performance goals to eligible employees or consultants. The maximum value at grant of shares of our common stock with respect to any award of performance shares to an eligible employee or consultant during any fiscal year is $1,000,000. The maximum number of shares of our common stock with respect to which any stock option (other than incentive stock options), stock appreciation right, or other stock-based award that may be granted under the Amended and Restated 2006 Stock Incentive Plan during any fiscal year to any non-employee director will be 250,000 shares (per type of award). The total number of shares of our common stock with respect to all awards that may be granted under the Amended and Restated 2006 Stock Incentive Plan during any fiscal year to any non-employee director will be 250,000 shares.

The Amended and Restated 2006 Stock Incentive Plan requires that the Committee appropriately adjust the individual maximum share limitations described in the immediately preceding paragraph, the aggregate number of shares of our common stock available for the grant of awards and the exercise price of an award to reflect any change in the Company’s capital structure or business by reason of certain corporate transactions or events.

Awards Under the Amended and Restated 2006 Stock Incentive Plan.  The following types of awards are available under the 2006 Stock Incentive Plan:

Stock Options.  The Committee may grant nonqualified stock options and incentive stock options (only to eligible employees) to purchase shares of our common stock. The Committee will determine the number of shares of our common stock subject to each option, the term of each option (which may not exceed ten years (or five years in the case of an incentive stock option granted to a 10% stockholder)), the exercise price, the vesting schedule (if any), and the other material terms of each option. No incentive stock option or nonqualified stock option may have an exercise price less than the fair market value of a share of our common stock at the time of grant (or, in the case of an incentive stock option granted to a 10% stockholder, 110% of such share’s fair market value).

Options will be exercisable at such time or times and subject to such terms and conditions as determined by the Committee at grant and the exercisability of such options may be accelerated by the Committee in its sole discretion. Upon the exercise of an option, the participant must make payment of the full exercise price (i) in cash, check, bank draft or money order, (ii) solely to the extent permitted by law, through the delivery of irrevocable instructions to a broker reasonably acceptable to the Company to deliver promptly to the Company an amount equal to the purchase price, or (iii) on such other terms and conditions as may be acceptable to the Committee.

Stock Appreciation Rights.  The Committee may grant stock appreciation rights (which are referred to herein as “SARs”) either with a stock option, which may be exercised only at such times and to the extent the related option is exercisable (which is referred to herein as a ‘‘Tandem SAR”), or independent of a stock option (which is referred to herein as a ‘‘Non-Tandem SARs”). An SAR is a right to receive a payment in shares of our common stock or cash (as determined by the Committee) equal in value to the excess of the fair market value of one share of our common stock on the date of exercise over the exercise price per share established in connection with the grant of the SAR. The term of each SAR may not exceed ten years. The exercise price per share covered by an SAR will be the exercise price per share of the related option in the case of a Tandem SAR and will be the fair market value of our common stock on the date of grant in the case of a Non-Tandem SAR. The Committee may also grant “limited SARs,” either as Tandem SARs or Non-Tandem SARs, which may become exercisable only upon the occurrence of a change in control (as defined in the Amended and Restated 2006 Stock Incentive Plan) or such other event as the Committee may, in its sole discretion, designate at the time of grant or thereafter.

Restricted Stock.  The Committee may award shares of restricted stock. Except as otherwise provided by the Committee upon the award of restricted stock, the recipient generally has the rights of a stockholder with respect to such shares, including the right to receive dividends, the right to vote the shares of restricted stock and, conditioned upon full vesting of shares of restricted stock, the right to tender such shares, subject to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the recipient’s restricted stock agreement. The Committee may determine at the time of award that the payment of dividends, if any, will be deferred until the expiration of the applicable restriction period.

Recipients of restricted stock are required to enter into a restricted stock agreement with the Company that states the restrictions to which the shares are subject, which may include satisfaction of pre-established performance goals, and the criteria or date or dates on which such restrictions will lapse.

If the grant of restricted stock or the lapse of the relevant restrictions is based on the attainment of performance goals, the Committee will establish for each recipient the applicable performance goals, formulae or standards and the applicable vesting percentages with reference to the attainment of such goals or satisfaction of such formulae or standards while the outcome of the performance goals are substantially uncertain. Section 162(m) of the Code requires that performance awards be based upon objective performance measures. The performance goals for performance-based restricted stock will be based on one or more of the objective criteria set forth on Exhibit A to the Amended and Restated 2006 Stock Incentive Plan and discussed in general below.

Performance Shares.  The Committee may award performance shares. A performance share is the equivalent of one share of our common stock. The performance goals for performance shares will be set by the Committee and will be based on one or more of the objective criteria set forth on Exhibit A to the Amended and Restated 2006 Stock Incentive Plan and discussed in general below. A minimum level of acceptable achievement will also be established by the Committee. If, by the end of the performance period, the recipient has achieved the specified performance goals, he or she will be deemed to have fully earned the performance shares. To the extent earned, the performance shares will be paid to the recipient at the time and in the manner determined by the Committee in cash, shares of our common stock or any combination thereof.

Other Stock-Based Awards.  The Committee may, subject to limitations under applicable law, make a grant of such other stock-based awards (including, without limitation, performance units, dividend equivalent units, stock equivalent units, restricted stock units and deferred stock units) under the Amended and Restated 2006 Stock Incentive Plan that are payable in cash or denominated or payable in or valued by shares of our common stock or factors that influence the value of such shares. The Committee shall determine the terms and conditions of any such other awards, which may include the achievement of certain minimum performance goals for purposes of compliance with Section 162(m) of the Code and/or a minimum vesting period. The performance goals for such other stock-based awards will be based on one or more of the objective criteria set forth on Exhibit A to the Amended and Restated 2006 Stock Incentive Plan and discussed in general below.

Performance Goals.  The Committee may grant awards of restricted stock, performance shares, and other stock-based awards that are intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code. These awards may be granted, vest and be paid based on attainment of specified performance goals established by the Committee. These performance goals will be based on the attainment of a certain target level of, or a specified increase or decrease in, one or more of the following criteria selected by the Committee:

•	earnings per share;

•	operating income;

•	net income;

•	cash flow;

•	gross profit;

•	gross profit return on investment;

•	gross margin;

•	gross margin return on investment;

•	working capital;

•	earnings before interest and taxes;

•	earnings before interest, taxes, depreciation and amortization;

•	return on equity;

•	return on assets;

•	return on capital;

•	return on invested capital;

•	net revenues;

•	gross revenues;

•	revenue growth;

•	total shareholder return;

•	economic value added;

•	specified objectives with regard to limiting the level of increase in all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee in its sole discretion;

•	the fair market value of the shares of the Company’s common stock;

•	the growth in the value of an investment in the Company’s common stock assuming the reinvestment of dividends; or

•	reduction in expenses.

To the extent permitted by law, the Committee may also exclude the impact of an event or occurrence which the Committee determines should be appropriately excluded, including:

•	restructurings, discontinued operations, extraordinary items and other unusual or non-recurring charges;

•	an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; or

•	a change in accounting standards required by generally accepted accounting principles.

Performance goals may also be based on an individual participant’s performance goals, as determined by the Committee, in its sole discretion.

In addition, all performance goals may be based upon the attainment of specified levels of performance by the Company (or subsidiary, division or other operational unit of the Company) under one or more of the measures described above relative to the performance of other corporations. The Committee may designate additional business criteria on which the performance goals may be based or adjust, modify or amend those criteria.

Change in Control.  Unless otherwise determined by the Committee at the time of grant or in a written employment agreement, awards subject to vesting and/or restrictions will fully vest upon a change in control (as defined in the Amended and Restated 2006 Stock Incentive Plan) of the Company. In addition, such awards will be, in the discretion of the Committee, (i) assumed and continued or substituted in accordance with applicable law, (ii) purchased by the Company for an amount equal to the excess of the price of a share of the Company’s common stock paid in a change in control over the exercise price of the award(s), or (iii) cancelled if the price of a share of the Company’s common stock paid in a change in control is less than the exercise price of the award. The Committee may also, in its sole discretion, provide for accelerated vesting or lapse of restrictions of an award at any time.

Amendment and Termination.  Notwithstanding any other provision of the Amended and Restated 2006 Stock Incentive Plan, the Board may at any time amend any or all of the provisions of the Amended and Restated 2006 Stock Incentive Plan, or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided in the Amended and Restated 2006 Stock Incentive Plan, the rights of a participant with respect to awards granted prior to such amendment, suspension or termination may not be adversely affected without the consent of such participant; provided further, however, that the approval of the Company’s stockholders will be obtained to the extent required by Delaware law, Sections 162(m) and 422 of the Code, The Nasdaq Global Market or the rules of such other applicable stock exchange, as specified in the Amended and Restated 2006 Stock Incentive Plan.

Miscellaneous.  Awards granted under the Amended and Restated 2006 Stock Incentive Plan are generally nontransferable (other than by will or the laws of descent and distribution), except that the Committee may provide for the transferability of nonqualified stock options at the time of grant or thereafter to certain family members.

Certain U.S. Federal Income Tax Consequences

The rules concerning the federal income tax consequences with respect to options granted and to be granted pursuant to the Amended and Restated 2006 Stock Incentive Plan are quite technical. Moreover, the applicable statutory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances. Accordingly, the following is designed to provide a general understanding of the U.S. federal income tax consequences with respect to such grants. In addition, the following discussion does not set forth any gift, estate, social security or state or local tax consequences that may be applicable and is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the United States, other than those individuals who are taxed on a residence basis in a foreign country.

Incentive Stock Options.  In general, an employee will not realize taxable income upon either the grant or the exercise of an incentive stock option and the Company will not realize an income tax deduction at either of such times. In general, however, for purposes of the alternative minimum tax, the excess of the fair market value of the shares of common stock acquired upon exercise of an incentive stock option (determined at the time of exercise) over the exercise price of the incentive stock option will be considered income. If the recipient was continuously employed from the date of grant until the date three months prior to the date of exercise and such recipient does not sell the shares of common stock received pursuant to the exercise of the incentive stock option within either (i) two years after the date of the grant of the incentive stock option, or (ii) one year after the date of exercise, a subsequent sale of such shares of common stock will result in long-term capital gain or loss to the recipient and will not result in a tax deduction to the Company.

If the recipient is not continuously employed from the date of grant until the date three months prior to the date of exercise or such recipient disposes of the shares of common stock acquired upon exercise of the incentive stock option within either of the time periods described above, the recipient will generally realize as ordinary income an amount equal to the lesser of (i) the fair market value of such shares of common stock on the date of exercise over the exercise price, or (ii) the amount realized upon disposition over the exercise price. In such event, subject to the limitations under Sections 162(m) and 280G of the Code (as described below), the Company generally will be entitled to an income tax deduction equal to the amount recognized as ordinary income. Any gain in excess of such amount realized by the recipient as ordinary income would be taxed at the rates applicable to short-term or long-term capital gains (depending on the holding period).

Nonqualified Stock Options.  A recipient will not realize any taxable income upon the grant of a nonqualified stock option and the Company will not receive a deduction at the time of such grant unless such option has a readily ascertainable fair market value (as determined under applicable tax law) at the time of grant. Upon exercise of a nonqualified stock option, the recipient generally will realize ordinary income in an amount equal to the excess of the fair market value of the shares of common stock on the date of exercise over the exercise price. Upon a subsequent sale of such shares of common stock by the recipient, the recipient will recognize short-term or long-term capital gain or loss depending upon his or her holding period of such shares of common stock. Subject to the limitations under Sections 162(m) and 280G of the Code (as described below), the Company will generally be allowed a deduction equal to the amount recognized by the recipient as ordinary income.

Certain Other Tax Issues.  In addition to the matters described above, (i) any entitlement to a tax deduction on the part of the Company is subject to applicable federal tax rules (including, without limitation, Section 162(m) of the Code regarding the $1,000,000 limitation on deductible compensation), (ii) the exercise of an incentive stock option may have implications in the computation of alternative minimum taxable income, and (iii) if the exercisability or vesting of any option is accelerated because of a change in control, such option (or a portion thereof), either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Code, which excess amounts may be subject to excise taxes. Officers and directors of the Company subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, may be subject to special tax rules regarding the income tax consequences concerning their options.

The Amended and Restated 2006 Stock Incentive Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended. The Amended and Restated 2006 Stock Incentive Plan is not, nor is it intended to be, qualified under Section 401(a) of the Code.

Stock Awards Previously Granted under the Existing Plan

The following table sets forth information on awards of stock options under the Existing Plan since its adoption in 2006.

Stock Option Grants
Name and Position	# of Shares Covered

Robert J. Giardina, Chief Executive Officer, President and Director	300,000
Martin J. Annese, Chief Operating Officer	385,000
Paul L.W. Barron, Chief Information Officer	7,500
Daniel Gallagher, Senior Vice President — Chief Financial Officer	380,000
David M. Kastin, Senior Vice President — General Counsel & Corporate Secretary	145,000
Scott R. Milford, Senior Vice President — Human Resources	107,000
Alexander A. Alimanestianu, Former Chief Executive Officer and President	125,000
Keith E. Alessi, Director	4,000
Paul N. Arnold, Director	4,000
Bruce C. Bruckmann, Director	2,000
J. Rice Edmonds, Director	2,000
Thomas J. Galligan III, Director	18,000
Kevin McCall, Director	8,000
All Current Executive Officers as a Group	1,324,500
All Non-Executive Directors as a Group	38,000
All Employees, Other than Executive Officers, as a Group	766,062

Required Vote

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and having voting power is required to approve the Amended and Restated Town Sports International Holdings, Inc. 2006 Stock Incentive Plan. Abstentions and broker non-votes will have the effect of a vote “against” this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDED AND RESTATED TOWN SPORTS INTERNATIONAL HOLDINGS, INC. 2006 STOCK INCENTIVE PLAN AND SECTION 162(m) PERFORMANCE GOALS THEREUNDER.

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Independence

The Board affirmatively has determined that a majority of our directors — Messrs. Alessi, Arnold, Bruckmann, Edmonds, Galligan and McCall — are independent under, and as required by, the listing standards of The Nasdaq Stock Market. Mr. Giardina is not considered independent due to his employment with the Company as Chief Executive Officer and President. The Board had determined that Jason Fish, a former director of the Company who resigned from the Board of Directors on May 13, 2010 was independent, and Mr. Alimanestianu, our former Chief Executive Officer, President and Director, who resigned from the Board of Directors on March 19, 2010, was not independent as a result of his former position as our Chief Executive Officer and President. In making its independence determinations, the Board considered and reviewed the various commercial, charitable and employment transactions and relationships known to the Board (including those identified through annual directors’ questionnaires) that exist between us and our subsidiaries and the entities with which certain of our directors or members of their immediate families are, or have been, affiliated. Specifically, the Board’s independence determinations included reviewing Mr. Bruckmann’s affiliation with BRS, who in the past received payments from our Company under a professional services agreement, which was terminated in September 2008, as well as his stock ownership. There were no amounts paid by the Company to BRS under the professional services agreement in 2009 or 2010. In addition, BRSE Associates, Inc., an affiliate of BRS, beneficially owned less than 10% of our common stock during 2010. The Board determined that none of the transactions or relationships identified were material or affected the independence of Mr. Bruckmann under the applicable Nasdaq rules.

Board Structure

Since the time of our initial public offering in 2006, it has been our policy to separate the positions of Chief Executive Officer and Chairman of the Board of Directors. While we recognize that different board leadership structures may be appropriate for companies in different situations, we believe that our current policy of separation of these two positions is most appropriate for our Company. In today’s challenging economic and regulatory environment, directors, more than ever, are required to spend a substantial amount of time and energy in successfully navigating a wide variety of issues and guiding the policies and practices of the companies they oversee. To that end, we believe that having an independent Chairman, whose sole job is to lead the Board, allows our Chief Executive Officer, Mr. Giardina, to completely focus his time and energy on running the day-to-day operations of our Company. We believe that our Chief Executive Officer and our Chairman have an excellent working relationship and open lines of communication. The Board currently has seven members and the following five committees: Audit; Compensation; Nominating and Corporate Governance; Executive; and Information Technology. Each of the five committees is led by an independent director, and we believe that the number of independent, experienced directors that make up our board, along with the independent leadership of each of our committees, and the independent oversight of the board by the non-executive Chairman, benefits our company and our stockholders.

Board Committees and Meetings

The Board held nine (9) meetings during the fiscal year ended December 31, 2010, which is referred to in this Proxy Statement as the “2010 Fiscal Year”. In the 2010 Fiscal Year, each director who was a member of the Board during 2010 attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board, and (ii) the total number of meetings held by all committees of the Board on which such director served (in each case for meetings held during the period in the 2010 Fiscal Year for which such director served).

The Board meets in executive session, without the presence of any of the Company’s officers, at least twice per year and upon the request of any independent director. Currently, all directors are independent, other than Mr. Giardina who is not considered to be independent due to his employment with the Company.

All members of the Board are encouraged to attend the Company’s annual meeting of stockholders. All of our directors serving at that time were present at the 2010 annual meeting of our stockholders.

Committee Membership

The following table sets forth the name of each non-employee director and the Board committee on which each such director is currently a member:

Nominating
and
					Corporate				Information
Name	Audit		Compensation		Governance		Executive		Technology

Keith E. Alessi	X	*							X
Paul N. Arnold			X	*					X
Bruce C. Bruckmann			X				X	*
J. Rice Edmonds					X		X		X	*
Thomas J. Galligan III	X		X		X		X		X
Kevin McCall	X		X		X	*

*	Committee Chair.

Audit Committee

The Audit Committee appoints our independent registered public accounting firm, subject to ratification by our stockholders, reviews the plan for and the results of the independent audit, approves the fees of our independent registered public accounting firm, reviews with management and the independent registered public accounting firm our quarterly and annual financial statements and our internal accounting, financial and disclosure controls, reviews and approves transactions between Town Sports and its officers, directors and affiliates and performs other duties and responsibilities as set forth in a charter approved by the Board. The Audit Committee currently consists of three members of our Board: Keith E. Alessi (Chair), Thomas J. Galligan III and Kevin McCall. Each member of our Audit Committee is independent, as independence is defined for purposes of Audit Committee membership by the listing standards of Nasdaq and the applicable rules and regulations of the Securities and Exchange Commission (“SEC”). The Audit Committee held five (5) meetings during the 2010 Fiscal Year.

The Board has determined that each member of the Audit Committee is able to read and understand fundamental financial statements, including our balance sheet, income statement and cash flow statement, as required by Nasdaq rules. In addition, the Board has determined that both Messrs. Alessi and Galligan satisfy the Nasdaq rule requiring that at least one member of the Audit Committee of our Board have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the member’s financial sophistication, including being, or having been, a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Board has also determined that Messrs. Alessi and Galligan are “audit committee financial experts” as defined by the SEC.

The Company is exposed to a number of risks including financial risks, operational risks and risks relating to regulatory and legal compliance. During each meeting of the Board of Directors, management discusses with the Board the Company’s major risk exposures and the steps management has taken to monitor and control such exposures, including the guidelines and policies to govern the process by which risk assessment and risk management are undertaken. For example, at each Board meeting, the Board will discuss with management factors affecting the Company’s financial risk, which include, among others, events impacting revenue, cost saving initiatives, and capital expenditure budgets and results; factors affecting the Company’s operations, including, among others customer satisfaction, logistics related to the opening of new clubs or closing of clubs, hiring and promotion plans for club and corporate personnel, marketing programs, and factors related to regulatory and legal compliance, including, among others, updates of pending litigation, discussions with contract counterparties, and relevant regulatory updates.

Compensation Committee

The Compensation Committee of our Board evaluates performance and establishes and oversees executive compensation policy and makes decisions about base pay, incentive pay and any supplemental benefits for our executive officers. The Compensation Committee also administers our stock incentive plans and approves the grant of equity awards, the timing of the grants and the number of shares for which equity awards are to be granted to our executive officers, directors and other employees. The Compensation Committee also performs other duties and responsibilities as set forth in a charter approved by the Board. The Compensation Committee currently consists of four members of our Board: Paul N. Arnold (Chair); Bruce C. Bruckmann; Thomas J. Galligan III; and Kevin McCall. Each member of the Compensation Committee is independent, as independence is defined for purposes of Compensation Committee membership by the listing standards of Nasdaq. In addition, each member is a “non-employee director”, as defined under the applicable rules and regulations of the SEC, and an outside director, as defined under applicable federal tax rules. The Compensation Committee held four (4) meetings during the 2010 Fiscal Year.

When considering decisions concerning the compensation of the executive officers listed in the Summary Compensation Table (the “Named Executive Officers”) (other than the Chief Executive Officer), the Compensation Committee asks for the Chief Executive Officer’s recommendations, including his evaluation of each Named Executive Officer’s performance. Each December, in connection with the preparation of the Company’s annual budget for the immediate succeeding fiscal year, the Chief Executive Officer and the Chief Financial Officer review the compensation of all key employees of the Company, including the Named Executive Officers. Once the Chief Executive Officer and the Chief Financial Officer have finalized the budget, the compensation component of the budget for the Named Executive Officers is submitted to the Compensation Committee for its review and approval. Following its approval, the entire proposed budget is submitted to Board for its review and approval.

No Named Executive Officer has a role in determining or recommending compensation for outside directors.

In addition, the Compensation Committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable. In 2010, the Compensation Committee retained the services of Axiom Consulting Partners (“Axiom”), an independent compensation consultant, to review the executive and director compensation programs of the Company as it pertains to the Chief Executive Officer, the other executive officers and the non-employee members of the Board of Directors.

Axiom maintains no other direct or indirect business relationships with the Company. All executive and director compensation services provided by Axiom are conducted under the direction or authority of the Compensation Committee, and all work performed by Axiom must be pre-approved by the Compensation Committee or the Chair of the Compensation Committee.

As requested by the Compensation Committee, in 2010, Axiom’s services to the Compensation Committee included, among other things, advising with respect to individual compensation for the Named Executive Officers; reviewing and discussing possible aggregate levels of corporate-wide bonus payments and equity awards; preparing comparative analyses of executive compensation levels and elements at peer group companies; advising as to whether our compensation exceeded or fell below targeted levels and whether the actual amounts paid were commensurate with our operating performance as compared to our peer group companies; and advising on director compensation.

An Axiom representative participated in one of the four Compensation Committee meetings in 2010.

In 2010, we paid Axiom approximately $53,000 for services rendered to the Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of our Board selects nominees to be recommended by the Board for election as directors and for any vacancies in such positions. The Nominating and Corporate Governance Committee also oversees the evaluation of our Board and management and oversees our Code of Ethics and Business Conduct. The Nominating and Corporate Governance Committee also performs other duties and responsibilities as set forth in a charter approved by the Board. The Nominating and Corporate Governance Committee currently consists of three members of our Board: J. Rice Edmonds, Thomas J. Galligan III and Kevin McCall (Chair). Each member of the Nominating and Corporate Governance Committee is independent, as independence is defined for purposes of Nominating and Corporate Governance

Committee membership by the listing standards of Nasdaq. The Nominating and Corporate Governance Committee held one (1) meeting during the 2010 Fiscal Year.

The Board seeks to ensure that the Board is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow the Board to satisfy its oversight responsibilities effectively. In that regard, in identifying candidates for membership on the Board of Directors, the Nominating and Corporate Governance Committee considers all factors it deems appropriate. The Nominating and Corporate Governance Committee considers director nominees on a case-by-case basis, and therefore has not formalized any specific, minimum qualifications that it believes must be met by a director nominee, identified any specific qualities or skills that it believes are necessary for one or more of our directors to possess, or formalized a process for identifying and evaluating nominees for director, including nominees recommended by stockholders. Although the Board does not have a policy with regard to the consideration of diversity in identifying director nominees, among the many factors that the Nominating and Corporate Governance Committee considers, are the benefits to the Company of gender and racial diversity in board composition.

When considering whether the Board’s directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Board focused primarily on the information discussed in each of the Board members’ or nominees’ biographical information set forth on pages 4-5. In particular, the Board noted the following experiences, qualifications, attributes and skills of the director nominees:

•	Mr. Giardina joined the Company in 1981, and as a result, has extensive experience both in the Company’s industry and with many facets of the Company’s day-to-day operations, having held the titles of President and Chief Operating Officer, prior to becoming Chief Executive Officer in 2002. Mr. Giardina also served as a director of the Company from March 2006 until November 2008.

•	Mr. Alessi: Mr. Alessi has extensive experience as an executive, currently serving as President and Chief Executive Officer of Westmoreland Coal Company, extensive experience as a director of several public companies, including as Chairman of Lifestyles Improvement Centers LLC, a company that owns franchises of hypnosis centers in the US and Canada, and experience in academia, having taught at The Ross School of Business at the University of Michigan and Washington and Lee University School of Law. As a result of Mr. Alessi’s experience, he has a comprehensive understanding of financial statements and financial and operational matters affecting public companies. Mr. Alessi is also intimately familiar with the Company and the Company’s industry as a result of his service as a director of our Company since 1997.

•	Mr. Arnold: Mr. Arnold has extensive experience as an executive, serving as Chief Executive Officer of Cort Business Services, Inc., a Berkshire Hathaway company, since 1992. Mr. Arnold also has experience as a director, including having served as a director of Cort Business Services, Inc. since 1992. Mr. Arnold is also intimately familiar with the Company and the Company’s industry as a result of his service as a director of our Company since 1997.

•	Mr. Bruckmann: Mr. Bruckmann has extensive experience overseeing the operations of many companies in which the private equity firm he helped found, Bruckmann, Rosser, Sherrill & Co., LP, has invested, having been an investor and/or board member of over 20 companies over the last 25 years. Mr. Bruckmann is also a lawyer, and is a member of the bars of New Jersey and New York. As a result of Mr. Bruckmann’s experience, he has a comprehensive understanding of financial statements and financial and operational matters affecting public companies. Mr. Bruckmann is also intimately familiar with the Company and the Company’s industry as a result of his service as a director of our Company since 1996.

•	Mr. Edmonds: Mr. Edmonds has extensive experience overseeing the operations of many companies both during his years as a Managing Director at BRS, and also in connection with investments made by the private equity firm he founded, Edmonds Capital, LLC. Mr. Edmonds has also been a director of several public companies. Mr. Edmonds is also intimately familiar with the Company and the Company’s industry as a result of his service as a director of our Company since 2002.

•	Mr. Galligan: Mr. Galligan has extensive experience as an executive, serving as Chief Executive Officer of Papa Gino’s Holding Corp for 14 years. Mr. Galligan has also held executive positions at Morse Shoe, Inc. and PepsiCo., Inc. Mr. Galligan also has experience as a director of other public companies. As a result of Mr. Galligan’s experience, he has a comprehensive understanding of financial statements and financial and operational matters affecting public companies.

•	Mr. McCall: Mr. McCall has extensive experience evaluating and overseeing the many investments of the private equity firm he founded, Paradigm Capital Advisors, LLC and he currently serves as President and Chief Executive Officer of Paradigm Properties, LLC, a commercial real estate services company. As a result of Mr. McCall’s operating and investing experience, he has a comprehensive understanding of a wide variety of issues concerning commercial real estate, a factor the Board considers to be highly integral to the Company’s operations. Mr. McCall has also held a variety of director positions of both for profit and not-for-profit businesses. As a result of Mr. McCall’s experience, he has a comprehensive understanding of financial statements and financial and operational matters affecting public companies.

The Nominating and Corporate Governance Committee’s policy is to consider director candidates that are recommended by stockholders. The Nominating and Corporate Governance Committee will evaluate nominees for director recommended by stockholders in the same manner as nominees recommended by other sources. Stockholders wishing to bring a nomination for a director candidate at a stockholders’ meeting must give written notice to our Corporate Secretary, pursuant to the procedures set forth in the section of this Proxy Statement titled “Communicating with the Board of Directors” and subject to the deadline set forth in the section titled “Deadline for Receipt of Stockholder Proposals.” The stockholder’s notice must set forth all information relating to each person whom the stockholder proposes to nominate that is required to be disclosed under applicable rules and regulations of the SEC and our By-Laws.

Executive Committee

The Board of Directors has granted to the Executive Committee, subject to certain limitations set forth in its charter, the broad responsibility of exercising the authority of the Board of Directors in the oversight of our business during the intervals between meetings of the Board of Directors. The Executive Committee meets only as necessary.

Information Technology Committee

The Information Technology Committee has been delegated authority by the Board of Directors to review, appraise and monitor the Company’s information technology (“IT”) strategy and significant IT related projects or investments, ensure that the Company’s IT programs effectively support the Company’s business objectives and strategies while mitigating risks, advise the Company’s senior management team on IT related matters, advise the Board of Directors on IT related matters, and perform any other duties assigned by the Board.

Communicating with the Board of Directors

Stockholders and other interested parties may communicate with the Board, including the non-management directors as a group, by writing to the Board, c/o Corporate Secretary, Town Sports International Holdings, Inc. at 5 Penn Plaza (4th Floor), New York, New York 10001. Inquiries will be reviewed by the Company’s Corporate Secretary and will be distributed to the appropriate members of the Board depending on the facts and circumstances outlined in the communication received. For example, if a complaint concerning accounting, internal accounting controls or auditing matters was received, it would be forwarded by the Corporate Secretary to the Audit Committee. The Corporate Secretary has the authority to discard or disregard any communication that is unduly hostile, threatening, illegal or otherwise inappropriate.

Corporate Governance Documents

The Board has adopted a Code of Ethics and Business Conduct that applies to all officers, directors and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller. The Code of Ethics and Business Conduct can be accessed in the “Investor Relations — Corporate Governance” section of our website at www.mysportsclubs.com, as well as any amendments to, or waivers under, the Code of Ethics and Business Conduct with respect to our principal executive officer, principal financial officer and principal accounting officer or controller. Copies may be obtained without charge by writing to Town Sports International Holdings, Inc., 5 Penn Plaza (4th Floor), New York, New York 10001, Attention: Investor Relations. Copies of the charters of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, Executive Committee and Information Technology Committee of our Board of Directors, as well as copies of our certificate of incorporation and By-Laws, can also be accessed in the “Investor Relations — Corporate Governance” section of our website at www.mysportsclubs.com.

Director Compensation for the 2010 Fiscal Year

Under our director compensation policy currently in effect, Directors who are also officers or employees of the Company receive no additional compensation for services as a director, committee participation or special assignments.

Directors who are not officers or employees of the Company or any of its subsidiaries (each, a “Non-Employee Director”) received the following compensation for the 2010 Fiscal Year:

•	Each Non-Employee Director receives a $20,000 annual retainer. The non-executive chairman of the Board receives an additional $80,000 annual retainer. The chairman of the Audit Committee receives an additional $10,000 annual retainer.

•	The annual retainer amounts set forth above are payable quarterly in arrears on the fifth business day prior to the end of each calendar quarter. For each year, any Board member may elect (by giving written notice to the Company on or before the first business day of the applicable calendar year) to receive such annual retainer in the form of shares of Common Stock of the Company, payable quarterly in arrears on the fifth business day prior to the end of each calendar quarter under the Town Sports International Holdings, Inc. 2006 Stock Incentive Plan, as amended (the “Plan”) (with the value of such shares of Common Stock being the Fair Market Value (as defined in the Plan) thereof on the fifth business day before the end of each calendar quarter). Notwithstanding the preceding sentence, any Board member who has so elected to receive such annual retainer in the form of shares of Common Stock of the Company may revoke such election for the balance of such calendar year by giving written notice to the Company at any time when such Board member is otherwise eligible to purchase and sell shares of Common Stock of the Company pursuant to the Company’s then existing trading policies and procedures with respect to such purchases and sales. This annual retainer will be pro-rated for any partial year.

•	Each existing Non-Employee Director receives an annual stock option grant of 1,000 shares on the first business day of each calendar year with the exercise price being the Fair Market Value thereof on the date of the grant. Each annual grant will vest on the first anniversary of the grant and will otherwise be subject to the terms of the Plan. Additional grants may be made from time to time.

•	Each new Non-Employee Director joining the Board will receive an initial stock option grant of 5,000 shares with the exercise price being the Fair Market Value thereof on the date of the grant. The grant will vest in three equal installments on the first, second and third anniversaries of the grant, respectively. Each new Non-Employee Director will be eligible in the following year to receive the annual stock option grant referred to above.

•	Each Non-Employee Director (other than the non-executive chairman) receives an additional $3,000 for each Board meeting that such Board member attends in person and an additional $1,000 for each Board meeting that such Board member attends via telephone. The non-executive chairman shall not receive any fees for attending any meetings of the Board.

•	Each Non-Employee Director of a committee (other than the members of the Audit Committee and the non-executive chairman) receives an additional $1,000 for each Board committee meeting that such Board member attends in person and an additional $500 for each Board committee meeting that such Board member attends via telephone.

•	Each Non-Employee Director of the Audit Committee (other than the non-executive chairman) receives an additional $2,500 for each Audit Committee meeting that such Board member attends in person and an additional $1,000 for each Audit Committee meeting that such Board member attends via telephone.

•	The non-executive chairman shall not receive any fees for attending any meetings of any Board committee.

We also reimburse directors for any out-of-pocket expenses incurred by them in connection with services provided in such capacity.

The following table sets forth information concerning the compensation to each of our Non-Employee Directors in the 2010 Fiscal Year:

DIRECTOR COMPENSATION

	Fees Earned or	Option
	Paid in Cash	Awards	Total
Name	($)(1)	($)(2)	($)

Keith E. Alessi	42,500	1,730	44,230
Paul N. Arnold	37,500	1,730	39,230
Bruce C. Bruckmann	41,000	1,730	42,730
J. Rice Edmonds	36,000	1,730	37,730
Jason M. Fish(3)	14,863	1,730	16,593
Thomas J. Galligan III	81,000	21,330	102,330
Kevin McCall	44,300	1,730	46,030

(1)	For 2010, Messrs. Galligan and McCall elected to receive their annual retainers, included in the amounts shown in this column, in shares of common stock of the Company rather than cash. Such shares were paid quarterly in arrears, the number of such shares being determined based on the fair market value of the Company’s common stock on the date of payment.

(2)	This column represents the aggregate grant date fair value of stock options granted to each of the Non-Employee Directors in Fiscal Year 2010 computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 718, Compensation — Stock Compensation (ASC Topic 718). For additional information about the valuation assumptions with respect to all grants reflected in this column, refer to note 10(b) of the financial statements of Town Sports International Holdings, Inc. in its Form 10-K for the year ended December 31, 2010, as filed with the Securities and Exchange Commission. These amounts reflect the aggregate grant date fair values calculated under ASC Topic 718 and may not correspond to the actual value that will be recognized by the Non-Employee Directors.

(3)	Mr. Fish resigned from the Board of Directors on May 13, 2010.

The following table details grants of stock option awards to each of our Non-Employee Directors in 2010. The table includes the grant date and grant date fair value of each 2010 stock option award, and the aggregate number of outstanding stock option awards as of December 31, 2010 owned by each Non-Employee Director who served as a director during the 2010 Fiscal Year:

				Total Number of
				Unexercised Stock
		Option	Grant Date	Option Awards on
Name	Grant Date(1)	Awards (#)	Fair Value ($)(2)	December 31, 2010 (#)

Keith E. Alessi	1/4/2010	1,000	1,730	4,000
Paul N. Arnold	1/4/2010	1,000	1,730	4,000
Bruce C. Bruckmann	1/4/2010	1,000	1,730	2,000
J. Rice Edmonds	1/4/2010	1,000	1,730	2,000
Jason M. Fish	1/4/2010	1,000	1,730	4,000
Thomas J. Galligan III	1/4/2010	1,000	1,730	18,000
	8/2/2010	10,000	19,600
Kevin McCall	1/4/2010	1,000	1,730	8,000

(1)	The awards granted on January 4, 2010 relate to the annual issuance of stock options to the Non-Employee Directors, which awards have an exercise price of $2.47 per share and vested on January 4, 2011. The award granted to Mr. Gallagher on August 2, 2010 has an exercise price of $2.77 and vests in four equal annual installments commencing on August 2, 2011.

(2)	This column represents the aggregate grant date fair value of stock options granted to each of the Non-Employee Directors in Fiscal Year 2010 computed in accordance with ASC Topic 718. For additional information about the valuation assumptions with respect to all grants reflected in this column, refer to note 10(b) of the financial statements of Town Sports International Holdings, Inc. in its Form 10-K for the year ended December 31, 2010, as filed with the Securities and Exchange Commission. These amounts reflect the aggregate grant date fair values calculated under ASC Topic 718 and may not correspond to the actual value that will be recognized by the Non-Employee Directors.

Beginning in January 2011, compensation paid to Non-Employee Directors will be as follows:

•	The following Non-Employee Directors will receive the following annual retainer:

•	The non-executive chairman of the Board will receive a $100,000 annual retainer.

•	Each Non-Employee Director (other than the non-executive chairman of the Board) will receive a $50,000 annual retainer.

•	The chairman of the Audit Committee will receive an additional $10,000 annual retainer.

•	Each chairman of each committee of the Board (other than the chairman of the Audit Committee) will receive an additional $5,000 annual retainer.

•	The non-executive chairman shall not be the chairman of any committee of the Board.

•	The annual retainer amounts set forth above shall be payable quarterly in arrears on the fifth business day prior to the end of each calendar quarter. For each year, any such Board member may elect (by giving written notice to the Company on or before the first business day of the applicable calendar year) to receive such annual retainer in the form of shares of Common Stock of the Company, payable quarterly in arrears on the fifth business day prior to the end of each calendar quarter under the Plan (with the value of such shares of Common Stock being the Fair Market Value (as defined in the Plan) thereof on the fifth business day before the end of each calendar quarter). Notwithstanding the preceding sentence, any Board member who has so elected to receive such annual retainer in the form of shares of Common Stock of the Company may revoke such election for the balance of such calendar year by giving written notice to the Company at any time when such Board member is otherwise eligible to purchase and sell shares of Common Stock of the Company pursuant to the Company’s then existing trading policies and procedures with respect to such purchases and sales. This annual retainer will be pro-rated for any partial year.

•	Each existing Non-Employee Director will receive an annual award of restricted stock on the third Wednesday of each calendar year. as follows, with each award being fully vested as of the award date, and will otherwise be subject to the terms of the Plan:

○	Chairman of the Board: 2,500 shares

○	Each Non-Employee Director (other than the non-executive chairman of the Board): 1,667 shares

•	Each new Non-Employee Director joining the Board will receive an initial award of 1,667 shares of restricted stock, which shares shall be fully vested as of the award date. Each new Non-Employee Director will be eligible in the following year to receive the annual restricted stock award referred to above.

•	No member of the Board will receive any fees for attending any meetings of the Board.

•	Each Non-Employee Director and each member of a Board committee will be reimbursed for any out-of-pocket expenses reasonably incurred by him or her in connection with services provided in such capacity.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Messrs. Arnold, Bruckmann, Galligan and McCall. Mr. Fish formerly served as a member of the Compensation Committee. During the 2010 Fiscal Year:

•	none of the members of the Compensation Committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;

•	none of the members of the Compensation Committee had a direct or indirect material interest in any transaction in which the Company was a participant and the amount involved exceeded $120,000, except that on March 13, 2009, Jason Fish, one of our former directors and a former member of the Compensation Committee, acquired through open market purchases $4,000,000 principal amount of our 11% Senior Discount Notes Due 2014 (described in Note 8 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010);

•	none of our executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served on our Compensation Committee;

•	none of our executive officers was a director of another entity where one of that entity’s executive officers served on our Compensation Committee; and

•	none of our executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served as a director on our Board.

OWNERSHIP OF SECURITIES

The following table sets forth information with respect to the beneficial ownership of our outstanding common stock as of March 15, 2011, by (1) each person or group of affiliated persons whom we know to beneficially own more than five percent of our common stock; (2) each of the Named Executive Officers; (3) each of our directors; and (4) all of our current directors and executive officers as a group.

		Percentage of
	Number of Shares	Common Stock
Name and Address	Beneficially Owned**	Outstanding***

5% Stockholders
Farallon Entities(1)	4,060,082	17.8%
FMR LLC(2)	1,435,000	6.3%
The Goldman Sachs Group, Inc.(3)	1,225,660	5.4%
Sankaty Credit Opportunities (Offshore) IV, L.P.(4)	1,202,135	5.3%
Named Executive Officers and Directors
Robert J. Giardina	630,404	2.8%
Martin J. Annese(5)	162,500	*
Daniel Gallagher(6)	217,150	*
David Kastin(7)	55,815	*
Scott Milford(8)	22,048	*
Alexander A. Alimanestianu	186,931	*
Keith E. Alessi(9)	55,665	*
Paul N. Arnold(10)	61,152	*
Bruce C. Bruckmann(11)	1,035,982	4.6%
J. Rice Edmonds(12)	40,667	*
Thomas J. Galligan III(13)	74,953	*
Kevin McCall(14)	56,938	*
Directors and Executive Officers as a group (12 persons)(15)	2,413,274	10.4%

*	Less than 1%.

**	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock with respect to which such person has (or has the right to acquire within 60 days, i.e., by May 15, 2011 in this case) sole or shared voting power or investment power.

***	Percentage of beneficial ownership is based on 22,746,035 shares of common stock outstanding at March 15, 2011.

(1)	Based on our review of the Schedule 13D filed with the SEC on March 4, 2010 by the entities and persons set forth below, setting forth ownership information as of February 23, 2010, and subsequent information provided to us. The entities and persons set forth below have an address at One Maritime Plaza, Suite 2100, San Francisco, California 94111. Consists of 1,396,011 shares directly held by Farallon Capital Partners, L.P. (“FCP”), 1,574,334 shares directly held by Farallon Capital Institutional Partners, L.P. (“FCIP”), 1,021,256 shares directly held by Farallon Capital Institutional Partners II, L.P. (“FCIP II”), 2,500 shares directly held by Farallon Capital Institutional Partners III, L.P. (“FCIP III”), 65,981 shares directly held by Farallon Capital Offshore Investors II, L.P. (collectively with FCP, FCIP, FCIP II and FCIP III, the “Farallon Entities”). As the general partner of each of the Farallon Entities, Farallon Partners, L.L.C. (“FPLLC”) may, for purposes of Rule 13d-3 under the Exchange Act, be deemed to own beneficially the shares held by the Farallon Entities. As managing members of FPLLC, William F. Duhamel, Richard B. Fried, Daniel J. Hirsch, Monica R. Landry, Davide Leone, Douglas M. MacMahon, Stephen L. Millham, Jason E. Moment, Ashish H. Pant, Rajiv A. Patel, Andrew J. M. Spokes, Thomas F. Steyer, Richard H. Voon and Mark C. Wehrly, may each, for purposes of Rule 13d-3 under the Exchange Act, be deemed to own beneficially the shares held by the Farallon Entities. FPLLC and each of its managing members disclaim any beneficial ownership of such shares. All of the above-mentioned entities and individuals disclaim group attribution.

(2)	Based on our review of the Schedule 13G filed with the SEC on February 16, 2010 by FMR LLC and Edward C. Johnson 3d. whose address is 82 Devonshire Street, Boston, Massachusetts 02109. FMR LLC and Mr. Johnson have no power to vote these shares, but have the sole power to dispose or to direct the disposition of these shares. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC, is the beneficial owner of these shares as a result of acting as investment adviser to various investment companies, one of which, Fidelity Small Cap Growth Fund, holds these shares. Members of Mr. Johnson’s family may be deemed to form a controlling group with respect to FMR LLC.

(3)	Based on our review of the Schedule 13G filed with the SEC on February 11, 2011 by The Goldman Sachs Group, Inc. and Goldman, Sachs & Co., whose address is 200 West Street, New York, New York 10282. The securities being reported on by The Goldman Sachs Group, Inc., (“GS Group”) as a parent holding company, are owned, or may be deemed to be beneficially owned, by Goldman, Sachs & Co. (“Goldman Sachs”), a broker or dealer registered under Section 15 of the Securities Exchange Act of 1934 and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. Goldman Sachs is a direct and indirect wholly-owned subsidiary of GS Group.

(4)	Based on our review of the Schedule 13G filed with the SEC on February 14, 2011 by Sankaty Credit Opportunities (Offshore), IV, L.P. (“COPS IV Offshore”), whose address is 111 Huntington Avenue, Boston Massachusetts 02199. Sankaty Credit Opportunities Investors (offshore) IV, L.P. (“SCM Offshore Investors”) is the general partner of COPS IV Offshore. Sankaty Credit Member (Offshore), Ltd. (“SCM Offshore Ltd.”) is the general partner of SCM Offshore Investors. The Schedule 13G also reports that Sankaty Credit Opportunities IV, L.P. (“COPS IV”) owns 933,096 shares of the Company’s common stock. Sankaty Credit Opportunities (Offshore) IV, L.P. (“COPS IV Investors”) is the general partner of COPS IV, and Sankaty Credit Member, LLC (“SCM”) is the managing member of COPS IV Investors. Mr. Jonathan Lavine is the managing member of SCM Offshore Ltd. and SCM.

(5)	Includes 162,500 shares of common stock issuable upon exercise of options before May 15, 2011.

(6)	Includes 203,150 shares of common stock issuable upon exercise of options before May 15, 2011.

(7)	Includes 47,500 shares of common stock issuable upon exercise of options before May 15, 2011. Also includes 5,000 shares of unvested restricted stock, which vests in annual installments of 2,500 shares on each of June 13, 2011 and 2012.

(8)	Includes 19,750 shares of common stock issuable upon exercise of options before May 15, 2011. Also includes 1,500 shares of unvested restricted stock, which vests in equal annual installments on each of December 4, 2011 and 2012.

(9)	Includes 4,000 shares of common stock issuable upon exercise of options before May 15, 2011.

(10)	Includes 4,000 shares of common stock issuable upon exercise of options before May 15, 2011.

(11)	Includes 8,238 shares held by a limited partnership in which Mr. Bruckmann is a general partner and 2,000 shares of common stock issuable upon exercise of options before May 15, 2011. Also includes 9,722 shares for which Mr. Bruckmann holds a power of attorney (Mr. Bruckmann disclaims beneficial ownership of these shares). Does not include 354,077 shares held in trust for the benefit of Mr. Bruckmann’s children, in which Mr. Bruckmann’s former wife is the trustee.

(12)	Includes 2,000 shares of common stock issuable upon exercise of options before May 15, 2011.

(13)	Includes 8,000 shares of common stock issuable upon exercise of options before May 15, 2011.

(14)	Includes 8,000 shares of common stock issuable upon exercise of options before May 15, 2011.

(15)	Includes 460,900 shares of common stock issuable upon exercise of options before May 15, 2011 and 6,500 shares of unvested restricted stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The members of our Board, our executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which requires them to file reports with respect to their ownership of our common stock and their transactions in such common stock. Based solely upon a review of (1) the copies of Section 16(a) reports which Town Sports has received from such persons or entities for transactions in our common stock and their common stock holdings for the 2010 Fiscal Year, and (2) the written representations received from one or more of such persons or entities that no annual Form 5 reports were required to be filed by them for the 2010 Fiscal Year, Town Sports believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its directors, executive officers and beneficial owners of more than ten percent of its common stock.

EXECUTIVE OFFICERS

The executive officers of Town Sports, and their ages and positions as of March 15, 2011, are:

Name	Age	Position

Robert J. Giardina	53	Chief Executive Officer, President and Director
Martin J. Annese	52	Chief Operating Officer
Paul L.W. Barron	45	Chief Information Officer
Daniel Gallagher	43	Senior Vice President — Chief Financial Officer
David M. Kastin	43	Senior Vice President — General Counsel and Corporate Secretary
Scott R. Milford	46	Senior Vice President — Human Resources

Mr. Giardina’s biography follows the table listing our directors. Biographies for our other executive officers are:

Martin J. Annese joined us in April 2008 as Chief Operating Officer. Prior to that time, Mr. Annese was employed as an executive performance consultant at Woodstone Consulting Company, a management consulting firm, since 2006. From 1997 through 2005, Mr. Annese held various senior level positions at Starbucks Coffee Company, most recently as Senior Vice President, Northeast Zone, responsible for more than 1,100 stores. From 1983 through 1997, Mr. Annese held several executive level positions at PepsiCo, Inc. From 1980 till 1983, Mr. Annese was a Senior Auditor at Arthur Young and Company.

Paul L.W. Barron joined us in February 2011 as Chief Information Officer. Prior to joining us, Mr. Barron was Vice President — Global Accounts at Newmarket International, an information technology consulting firm servicing, primarily, the hospitality industry from January 2010 to January 2011. From March 2000 until January 2010, Mr. Barron was employed at Starwood Hotels & Resorts Worldwide, holding several senior positions, most recently as Vice President — Global Solutions, Property Operations and Global Development.

Daniel Gallagher joined us in February 1999 as Vice President-Finance. He was promoted to Senior Vice President — Finance in November 2007 and promoted to Senior Vice President — Chief Financial Officer on March 31, 2008. Mr. Gallagher is a former Certified Public Accountant in the State of New York and holds a Bachelors of Science in Accounting from Villanova University. Mr. Gallagher began his career with Coopers and Lybrand in the Business Assurance Practice (audit). After the merger of Coopers and Lybrand with Price Waterhouse, his career continued in a management role and he joined the Mergers and Acquisition Consulting Group in 1998.

David M. Kastin joined us in August 2007 as our Senior Vice President-General Counsel and Corporate Secretary. From March 2007 through July 2007, Mr. Kastin was Senior Associate General Counsel and Corporate Secretary of Sequa Corporation, a diversified manufacturer. From March 2003 through December 2006, Mr. Kastin was in-house counsel at Toys “R” Us, Inc., most recently as Vice President — Deputy General Counsel. From 1996 through 2003, Mr. Kastin was an associate in the corporate and securities departments at several prominent New York law firms, including Bryan Cave LLP. From September 1992 through October 1996, Mr. Kastin was a Staff Attorney in the Northeast Regional Office of the U.S. Securities and Exchange Commission.

Scott R. Milford joined us in November 2008 from Condé Nast Publications where he was Group Executive Director, Human Resources since July 2008. Prior to that, Mr. Milford served in a number of field and corporate leadership positions at Starbucks Coffee Company, which he joined in 2003. From 1999 until 2003, Mr. Milford was Vice President, Human Resources at Universal Music Group. From 1991 until 1999, Mr. Milford was employed at Blockbuster Entertainment and then at Viacom International, the parent company of Blockbuster where Mr. Milford held varying positions in the human resources department.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Objectives and Strategy

The Company’s compensation program for our executive officers is designed to attract and retain the caliber of officers needed to ensure the Company’s continued growth and profitability and to reward them for their contribution to the Company’s performance and for creating long term value for the Company’s stockholders. The primary objectives of the program are to:

•	Attract and retain top tier executive talent who will draw upon their experience across industries to lead the Company in meeting its objectives

Our overall compensation levels are targeted to attract and retain the best executives in light of the competition for executive talent. The Compensation Committee generally targets total direct compensation (base salary plus annual non-equity incentive compensation at target plus stock-based long-term incentive opportunity) at the market median for target performance. However, the competitiveness of individual components (such as base salary, annual non-equity incentive compensation or long-term incentive opportunity) may at times be below or above the market median due to performance achievement against goals, employment experience and labor market demands.

•	Motivate and reward the achievement of critical strategic, operational and financial objectives through highly transparent programs that directly link performance and pay

A significant component of an executive officer’s total compensation package is annual non-equity incentive compensation which links an executive officer’s compensation directly to specific financial performance goals of the Company. If the Company does not meet the financial performance targets set by the Compensation Committee, the executive officers generally would not receive any annual non-equity incentive compensation.

•	Reward for collective accomplishments to support the Company’s strong team orientation while promoting individual accountability through achievement of individual goals and milestones

Compensation depends in significant measure on Company results, but individual accomplishments are also very important factors in determining each Named Executive Officer’s compensation. For example, annual non-equity incentive compensation is based not only on the financial performance of the Company, but may be adjusted based on a review of the individual performance of an executive. The Compensation Committee also has the ability to award discretionary cash bonuses based on an executive’s achievements throughout the year.

•	Align the interests of executives with those of stockholders

The Compensation Committee believes that the interests of executives and stockholders should be substantially aligned. Accordingly, a portion of the total compensation for the Named Executive Officers is in the form of stock-based compensation, which the Compensation Committee believes keeps the interests of executives aligned with those of the Company’s stockholders and promotes a long-term commitment to the Company.

The Company’s executive compensation programs are approved and administered by the Compensation Committee of the Board. Working with management, the Compensation Committee has developed a compensation and benefits strategy that rewards performance and productive behaviors and reinforces a culture that the Compensation Committee believes will drive long-term success.

Compensation Determination Process

The Compensation Committee is responsible for setting our executive compensation objectives and policies, establishing our executive compensation program in a manner consistent with those objectives and policies and determining the compensation for our executive officers. Determining the appropriate level of executive compensation is not an exact science and involves careful deliberation and business judgment. See “Corporate Governance and Board Matters — Committee Membership — Compensation Committee” for more information on the Compensation Committee and its practices.

The compensation of the Chief Executive Officer (CEO) is determined by the Compensation Committee based on (1) the Compensation Committee’s assessment of the Company’s overall performance and the individual performance of the CEO, (2) previous compensation levels provided to the CEO and the former CEO and (3) comparable compensation data for the Compensation Comparison Group (as defined below) provided by Axiom Consulting Partners (“Axiom”), an independent compensation consultant hired in 2008 to review the executive compensation program of the Company as it pertained to the CEO and the other executive officers. The Compensation Committee again engaged the services of Axiom beginning in mid-2010.

With respect to compensation for the other Named Executive Officers, the Compensation Committee considers a variety of factors, including Company and individual performance, the recommendations of the CEO, and comparable compensation data for the Compensation Comparison Group provided by Axiom.

The Compensation Committee, with the assistance of the CEO (with respect to the other Named Executive Officers only), seeks to set the target for total direct compensation (that is, the sum of base salary, annual non-equity incentive compensation and stock-based long-term incentive awards) of our executives, including the Named Executive Officers, at levels that are competitive with equivalent positions at a select group of companies that the Compensation Committee believes to be an appropriate reference group (the “Compensation Comparison Group”). Data for the Compensation Comparison Group includes (1) information about a “peer group” of companies and (2) data from well-established, publicly available general industry compensation surveys that have been calibrated to compare to companies of the Company’s size. The peer group is a group primarily consisting of employee-intensive companies of comparable size that deliver brand-oriented, upscale, discretionary fitness and lifestyle-oriented services in comparatively large facilities, concentrated in and around metropolitan areas. The second group is composed of public companies with median revenue and/or market capitalization comparable to that of the Company. We regard the peer group as potential competition for executive talent. The Compensation Committee believes that the inclusion of information regarding general industry compensation practices reflects the labor market for those executive positions that are not industry-specific, adding to the validity and reliability of the comparison.

The Company’s peer group which was used in setting 2010 salary and non-equity incentive compensation consisted of the following companies, which were determined in consultation with Axiom in 2008: Bally Total Fitness Holding Corp.; Big 5 Sporting Goods Corp.; California Pizza Kitchen, Inc.; The Cheesecake Factory, Inc.; Golfsmith Int’l Holdings, Interstate Hotels and Resorts; Life Time Fitness, Inc.; McCormick & Schmick’s Seafood Restaurants, Inc.; Morton’s Restaurant Group Inc.; PF Chang’s China Bistro; Sport Chalet, Inc.; The Sports Club Company, Inc.; and Standard Parking Corp. As a result of the re-engagement of Axiom in mid-2010, the existing peer group was reviewed, and Bally Total Fitness Holding Corp. and The Sports Club Company, Inc. were removed from the peer group for all remaining 2010 compensation decisions, due to the lack of recent and consistent publicly available compensation data for these companies.

Pay Levels and Benchmarking

Pay levels for the Named Executive Officers are determined based on a number of factors, including the individual’s roles and responsibilities within the Company, the individual’s experience and expertise, the pay levels for peers within the Company, pay levels in the marketplace for similar positions and the performance of the individual and the Company as a whole. In determining pay levels, the Compensation Committee considers all forms of compensation and benefits. The Company benchmarks the compensation of executives against the compensation of similarly situated executives in the Compensation Comparison Group peer group. The Compensation Committee targets total direct compensation (that is, the sum of base salary, annual cash bonuses and stock-based long-term incentive awards) at the market median of the peer group for target performance. However, as noted above, notwithstanding the Company’s overall pay positioning objectives, pay opportunities for specific individuals vary based on a number of factors such as performance achievement against goals, the diversity of executive backgrounds, employment history and labor market demands.

Compensation Structure

Pay Elements — Overview

The Company utilized four main components of compensation during 2010:

•	Base Salary — fixed cash compensation to attract and retain key executives, recognizing and rewarding the application of their skills and experience in fulfillment of their responsibilities.

•	Annual Cash Incentive Compensation — variable cash compensation paid in accordance with the achievement of established annual objectives.

•	Long-term Equity Incentives — equity-based compensation that grows in value in accordance with long-term value creation, aligning executive and stockholder interests, and giving executives an opportunity to participate in the Company’s success over time.

•	Benefits and Perquisites — these may include disability insurance, medical and dental insurance benefits and retirement savings and free membership to the clubs.

Pay Elements — Details

1. Base Salary

As part of its review of the annual budget for the immediately succeeding fiscal year, the Board reviews the base salaries and other compensation for our Named Executive Officers and makes adjustments as warranted based on individual responsibilities and performance, Company performance in light of market conditions and competitive practice. Salary adjustments for any given year are generally approved at the end of the immediately preceding year and implemented during the first quarter of the calendar year.

Historically, salary increases have been based on cost of living increases and range from 3-4%. Salary increases for Named Executive Officers are generally consistent with those of other management employees. In light of market conditions, the 2010 salaries of the Named Executive Officers were not increased over annualized 2009 and 2008 levels. In light of the fact that there had been no merit or cost of living increases in two years, the Compensation Committee has approved a salary increases for all Named Executive Officers, other than Mr. Giardina, of 5% effective January 1, 2011. The Committee also approved a salary increase for Mr. Giardina from $505,000 to $520,000 effective March 1, 2011.

In connection with Mr. Giardina’s hiring in March 2010, Mr. Giardina’s base salary was set to be identical to that of the departing CEO and President, Mr. Alimanestianu, which was determined by Axiom in mid-2010 to be slightly below the median of the Compensation Comparison Group peer group for executives in similar positions.

Base salaries for the Company’s most highly compensated employees, including the Named Executive Officers for 2010, were within the competitive range of median salaries within the Compensation Comparison Group peer group. From time to time, individual salaries may range above or below the median based on a variety of factors, including the potential impact of the executive’s role at the Company, the terms of the executive’s employment agreement, if any, the experience the executive brings to the position and the performance and potential of the executive in his or her role.

2. Annual Cash Incentive Compensation

Annual incentive compensation for designated key employees is paid under our Amended and Restated 2006 Annual Performance Bonus Plan (the “Bonus Plan”). The Bonus Plan is designed to grant bonus awards to such individuals as an incentive to contribute to our profitability. The Compensation Committee administers the Bonus Plan and selects the key employees, which may include Named Executive Officers, who are eligible to participate in the Bonus Plan each year. Bonus targets are set at a percentage of base salary and are paid based on the Company’s achievement of performance goals established on or before March 30 of the applicable calendar year and the attainment of personal performance objectives established individually by each employee at the beginning of each year. We seek to calibrate annual incentive opportunities to generate less-than-median awards when goals are not fully achieved and greater-than-median awards when goals are exceeded.

Under the Bonus Plan, participants are eligible to receive bonus awards that may be expressed, at the Compensation Committee’s discretion, as a fixed dollar amount, a percentage of compensation (whether base pay, total pay or otherwise) or an amount determined pursuant to a formula. Annual non-equity incentive plan awards are contingent upon the attainment of certain pre-established performance targets established by the Compensation Committee, which may include, without limitation, the following:

•	earnings before interest, taxes, depreciation and amortization (EBITDA);

•	return on equity, assets or capital;

•	gross or net revenues;

•	earnings per share; or

•	such other goals established by the Compensation Committee.

The amount of an annual non-equity incentive compensation award may also depend on the performance of the employee.

For the 2010 Fiscal Year, the bonus target performance goals for each of the Named Executive Officers were based solely on the Company achieving an Adjusted EBITDA target as follows:

	Goal	Actual Performance	% of Target

Adjusted EBITDA (as defined)	$75,261,000	$78,307,000	104%

The definition of Adjusted EBITDA for executive bonus computation purposes is earnings before interest, taxes, depreciation, amortization, executive bonuses and compensation expense incurred in connection with stock options of the Company and items of a non-recurring nature. In the 2010 Fiscal Year, these non-recurring or other items included certain litigation costs and expenses, severance paid to our former Chief Executive Officer and revenue recognized from unused and expired personal training sessions in several states. All of these adjustments were approved by the Compensation Committee.

Based on the Company’s actual Adjusted EBITDA performance for 2010 (based on adjustments described above) in relation to the Company’s target Adjusted EBITDA performance for 2010, Named Executive Officers participating in the Bonus Plan were eligible to receive awards equal to an average of 133% of their target awards under the Bonus Plan. See “— Narrative Supplement to the Summary Compensation Table and the 2010 Grants of Plan-Based Awards Table” for more information on the calculation and payment of amounts under the Bonus Plan.

In respect of the 2011 Fiscal Year, the Compensation Committee has determined to base the annual non-equity incentive plan compensation award on the achievement of targets related to return on assets, Adjusted EBITDA and budgeted revenue in order to more closely align management incentives to overall Company performance. In addition, in 2011, the Compensation Committee is instituting a deferral aspect for the annual non-equity incentive plan compensation award, whereby any amounts earned above 133% of the target bonus would be deferred and payable in equal annual installments over a three-year period, subject to acceleration upon specified termination events. The Compensation Committee decided to defer a portion of the annual non-equity incentive plan compensation award over a three-year period in order for the annual non-equity incentive plan compensation award to serve as a retention tool and to further motivate management to achieve long-term growth.

3. Long-term Equity Incentives

The Company and the Compensation Committee believe that equity-based awards are an important factor in aligning the long-term financial interests of our executive officers and stockholders. The Compensation Committee designs long-term equity incentive awards to ensure that our executive officers have a continuing stake in the long-term success of the Company, that the total compensation realized by our executive officers reflects our multi-year performance as measured by the efficient use of capital and changes in stockholder value, and that a large portion of the total compensation opportunity is earned over a multi-year period and is forfeitable in the event of termination of employment.

The Compensation Committee continually evaluates the use of equity-based awards and intends to continue to use such awards in the future as part of designing and administering the Company’s compensation program. The Company expects to make equity grants at regular intervals.

The Compensation Committee may grant equity incentives under the Company’s 2004 Common Stock Option Plan, as amended, in the form of non-qualified and incentive stock options and the 2006 Stock Incentive Plan, as amended (the “2006 Stock Incentive Plan”), in the form of stock options (non-qualified and incentive stock options), stock appreciation rights, restricted stock, performance shares and other stock-based awards (including restricted stock units (RSUs) and deferred stock units).

In the past, the Company has followed a practice of granting equity incentives in the form of stock options on an annual basis to employees and on occasion, has also made awards of restricted stock. Beginning in 2011, the Company plans to make the annual equity incentive grant in the form of restricted stock rather than stock options, although the Compensation Committee may continue to award stock options as it deems appropriate. The Company may also make grants to new employees on the commencement of employment and to key employees following a significant change in job responsibilities or to meet specific retention objectives. In 2010, grants were issued shortly following the next regularly scheduled release of quarterly financial results. The exercise price for stock options is the grant date closing market price per share. Historically, the Compensation Committee has granted stock options and shares of restricted stock which vest in four equal annual installments, beginning on the first anniversary of the grant date, and subject to continuous employment from the date of grant until the applicable vesting date. We believe that this vesting schedule reinforces the long-term orientation of our compensation philosophy. In the past, some options have contained accelerated vesting features upon the achievement by the Company of pre-determined equity value targets. The Compensation Committee has not awarded other stock-based awards in the past.

In the Fiscal Year 2010, the Compensation Committee granted stock options to our Named Executive Officers as indicated in the 2010 Grants of Plan-Based Awards Table. These stock options vest in four equal annual installments, beginning on the first anniversary of the grant date, and subject to continuous employment from the date of grant until the applicable vesting date. In determining the amount of the equity and equity-based awards to be granted to the Named Executive Officers in 2010, the Compensation Committee targeted the annual grants to be competitive with the Compensation Comparison Group peer group and made awards based, in part, on the Company’s improving performance and the officers’ overall compensation. In 2010, the Compensation Committee awarded 250,000 options to Mr. Giardina in August 2010, and 35,000 options to each of Messrs. Annese, Gallagher, Kastin and Milford in November 2010.

4. Other Benefits and Perquisites

The Company’s executive compensation program also includes other benefits and perquisites. We maintain a 401(k) plan for our eligible employees and Named Executive Officers with annual matching contributions up to $500 per year which vest over four years. In addition, we provide medical benefits, long-term disability insurance (and gross-ups for related taxes) for specified employees, and free memberships in the Company’s clubs for all employees. The Company annually reviews these other benefits and perquisites and makes adjustments as warranted based on competitive practices, the Company’s performance and the individual’s responsibilities and performance.

The Compensation Committee has approved these other benefits and perquisites as a reasonable component of the Company’s executive compensation program. Please see the “All Other Compensation” column in the Summary Compensation Table for further information regarding these benefits.

Pay Mix

We utilize the particular elements of compensation described above because we believe that it provides a well-proportioned mix of low-risk compensation, retention value and at-risk compensation that produces short-term and long-term performance incentives and rewards. By following this approach, we provide the Named Executive Officers a measure of security in the minimum level of compensation that such individuals are eligible to receive, while motivating the Named Executive Officers to focus on the business metrics that will produce a high level of performance for the Company and long-term benefits for stockholders, as well as reducing the risk of recruitment of top executive talent by competitors. The mix of metrics used for the Bonus

Plan and the 2006 Stock Incentive Plan likewise provides an appropriate balance between short-term financial performance and long-term financial and stock performance.

For our Named Executive Officers, the mix of compensation is weighted toward at-risk pay (annual cash incentives and long-term equity incentives). Maintaining this pay mix results in a pay-for-performance orientation for our Named Executive Officers, which is aligned with the Company’s stated compensation philosophy of providing compensation commensurate with performance.

In accordance with our philosophy that overall compensation should be competitive and that the compensation of the Named Executive Officers should be at least partially dependent upon individual and Company performance, these executives are eligible to receive a higher portion of total annual compensation in the form of performance-based annual cash bonuses and long-term equity compensation as compared to other Company employees. In addition, in support of pay-for-performance objectives, the portion of total direct compensation delivered through long-term equity incentives generally increases with an executive’s role and level of responsibility. As a result, our most senior executives are held most accountable for achieving multi-year performance objectives and changes in stockholder value.

Chief Executive Officer Compensation

Mr. Giardina’s annual compensation consists primarily of base salary, annual incentive bonus and stock options. In connection with his hiring, Mr. Giardina also received a signing bonus equal to $18,000 on an after-tax basis, plus $100,000 paid in three equal monthly installments. Mr. Giardina’s annual compensation was higher than that of the other Named Executive Officers due to his extensive experience and history with the Company and the higher demands of the chief executive officer position. For the 2010 Fiscal Year, Mr. Giardina’s annual compensation consisted of:

•	$505,000 annual base salary;

•	$135,746 signing bonus (as described above);

•	$510,221 annual incentive compensation;

•	A grant on August 2, 2010 of options to purchase 250,000 shares of common stock at $2.77 per share, which was the closing price of the Company’s common stock on that date; and

•	Participation in other benefit plans and perquisites.

Post-Termination Compensation and Benefits

None of the Named Executive Officers have employment agreements with the Company, but Mr. Kastin’s offer letter with the Company contains severance arrangements in the event that Mr. Kastin is terminated without cause. Mr. Kastin’s severance arrangement reflects a negotiation between Mr. Kastin and the Company at the time Mr. Kastin was hired and was considered at the time by the Compensation Committee to be appropriate to retain Mr. Kastin. In addition, in connection with Mr. Alimanestianu’s departure from the Company in March 2010, and in recognition of Mr. Alimanestianu’s service to the Company and certain agreements by Mr. Alimanestianu, the Company agreed to pay Mr. Alimanestianu certain severance payments, as described under “— Potential Payments Upon Termination or Change in Control.”

All Named Executive Officers have entered into an executive severance agreement providing for specified severance benefits upon a termination of the executive’s employment with the Company without cause or by the executive for good reason within six months following a “change in control” of the Company. The Compensation Committee believes that severance in connection with a termination or reduction in responsibilities in connection with a change in control is necessary to attract and retain the talent necessary for our long-term success. These severance arrangements allow our executives to focus on duties at hand and provide security should their employment be terminated as a result of involuntary termination without cause or a constructive discharge in connection with a change in control of the Company. Under these severance arrangements, the executives will be required to comply with a non-competition covenant for a period of up to one year and will receive in return one year of salary, a pro rata annual bonus, continuation of health and dental coverage for up to one year and continuation of fitness club membership for one year. The Compensation Committee believes that these benefits are reasonable given that the executive’s employment opportunities for a period following termination will be constrained by the non-competition covenants contained in the severance agreements. On March 1, 2011, Mr. Giardina’s executive severance agreement was amended to increase the amount payable to him in connection with a termination followed by a change in control to eighteen months’ of his base salary. These executive severance agreements are more fully described under “— Potential Payments Upon Termination or Change in Control.”

Under the 2006 Stock Incentive Plan and the related award agreements entered into between the Company and certain Named Executive Officers, if the Named Executive Officer resigns or the Named Executive Officer’s employment is terminated by the Company for any reason, if the Company wishes to enforce specified non-competition and non-solicitation covenants for a period of up to one year, the Company must pay the Named Executive Officer severance compensation equal to no less than such Named Executive Officer’s base salary during such period. The Compensation Committee believes that discretionary enforcement of non-competition and non-solicitation arrangements is beneficial to the competitive position of the Company and that the corresponding severance compensation is reasonable in such circumstances.

Compensation Committee Discretion

The Compensation Committee retains the discretion to decrease all forms of incentive payouts based on significant individual or Company performance shortfalls. Likewise, the Compensation Committee retains the discretion to increase payouts and/or consider special awards for significant achievements, including but not limited to superior management, investment or strategic accomplishments and/or consummation of acquisitions.

Impact of Tax and Accounting

As a general matter, the Compensation Committee takes into account the various tax and accounting implications of compensation vehicles employed by the Company. When determining amounts of grants under the 2006 Stock Incentive Plan to Named Executive Officers and employees, the Compensation Committee examines the accounting cost associated with the grants. Under ASC Topic 718, grants of stock options, restricted stock, restricted stock units and other share-based payments result in an accounting charge for the Company. The accounting charge is equal to the fair value of the instruments being issued. For restricted stock and restricted stock units, the cost is equal to the fair value of the stock on the date of grant times the number of shares or units granted. This expense is amortized over the requisite service period, or vesting period of the instruments. The Compensation Committee also carefully considers the impact of using performance metrics that are tied to market conditions (for example, share price or total stockholder return) as performance metrics under the 2006 Stock Incentive Plan, mindful of the fact that, even if the condition is not achieved, the accounting charge would not be reversible.

Section 162(m) of the Internal Revenue Code generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid in excess of $1,000,000 in any taxable year to the corporation’s chief executive officer and next three highest compensated executive officers (other than the chief financial officer), unless the compensation qualifies as “performance-based compensation” within the meaning of Section 162(m). With respect to the 2006 Stock Incentive Plan and the Bonus Plan, we generally intend to structure performance based awards to qualify as “performance-based compensation” within the meaning of Section 162(m). While it is the Compensation Committee’s policy to maximize the effectiveness of our executive compensation plans in this regard, we reserve the right to pay compensation that is not deductible under Section 162(m) if appropriate and in the best interests of the Company and our stockholders.

Conclusion

The level and mix of compensation for each of our Named Executive Officers is considered within the context of our historical compensation practices as well as the factors outlined above. The Compensation Committee believes that each of the compensation packages for our Named Executive Officers is appropriate in light of our industry and related industries and our competitive position in that context.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on the review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K.

Submitted by the Compensation Committee of the Company’s Board of Directors:

Paul N. Arnold, Chair
Bruce Bruckmann
Thomas Galligan
Kevin McCall

Equity Compensation Plan Information

The following table provides information with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance to employees as of December 31, 2010:

Number of Securities
	Number of Securities		Remaining Available for
	to be Issued Upon	Weighted-Average	Future Issuance Under
	Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column(a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	2,240,257	$5.20	257,348
Equity compensation plans not approved by security holders	—	—	—

Total	2,240,257	$5.20	257,348

Summary Compensation Table

The following table sets forth the compensation earned for all services rendered to us in all capacities in the fiscal years ended December 31, 2010, 2009 and 2008 by our Named Executive Officers, which include our Chief Executive Officer, Chief Financial Officer, each of our three other most highly compensated executive officers serving on December 31, 2010 and our former Chief Executive Officer.

						Non-Equity
				Stock	Option	Incentive Plan	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation
Name and Principal Position(1)	Year	($)	($)	($)(3)	($)(3)	($)(4)	($)(5)	Total ($)

Robert J. Giardina	2010	405,942	135,746 (2)	—	490,000	510,221	3,332	1,545,241
Chief Executive Officer and President

Martin J. Annese	2010	325,000	—	—	75,950	231,907	2,580	635,437
Chief Operating Officer	2009	325,000	—	—	232,500	100,000	—	657,500
	2008	218,750	68,438	—	647,000	51,562	—	985,750
Daniel Gallagher	2010	300,000	—	—	75,950	214,068	2,264	592,282
Senior Vice President — Chief	2009	300,000	—	—	155,000	75,000	500	530,500
Financial Officer	2008	259,375	31,250	—	533,000	68,750	500	892,875

David M. Kastin	2010	283,250	—	—	75,950	125,801	2,467	487,468
Senior Vice President — General	2009	283,250	—	—	62,000	42,488	500	388,238
Counsel and Corporate Secretary	2008	283,250	15,000	98,300	199,500	35,407	143	631,600

Scott R. Milford	2010	235,000	—	—	75,950	104,842	1,755	417,547
Senior Vice President — Human Resources	2009	225,577	—	—	116,750	33,819	—	376,146

Alexander A. Alimanestianu	2010	89,500	—	—	—	—	430,107	519,607
Former Chief Executive Officer and	2009	505,870	—	—	38,750	131,250	500	676,370
President	2008	505,870	—	—	75,000	200,000	500	781,370

(1)	Effective March 16, 2010, Mr. Giardina was appointed Chief Executive Officer and President and Mr. Alimanestianu was no longer employed by the Company as Chief Executive Officer and President. Mr. Annese joined the Company effective April 28, 2008 and Mr. Gallagher was promoted to Chief Financial Officer of the Company effective March 31, 2008. Mr. Milford was appointed Senior Vice President — Human Resources of the Company effective December 7, 2009.

(2)	In connection with his hiring, Mr. Giardina receive a signing bonus equal to $18,000 on an after-tax basis, plus $100,000 paid in three equal monthly installments.

(3)	These columns represent the aggregate grant date fair value of restricted stock or stock options, as applicable, granted to each of Named Executive Officers in the specified fiscal year computed in accordance with ASC Topic 718. For additional information about the valuation assumptions with respect to all grants reflected in this column, refer to note 10(b) of the financial statements of Town Sports International Holdings, Inc. in its Form 10-K for the year ended December 31, 2010, as filed with the SEC. These amounts reflect aggregate grant date fair values calculated under ASC Topic 718 and may not correspond to the actual value that will be recognized by the Named Executive Officers.

(4)	Reflects incentive compensation paid under the Company’s Bonus Plan in 2011 for the 2010 Fiscal Year, in 2010 for the 2009 Fiscal Year and in 2009 for the 2008 Fiscal Year, respectively.

(5)	In 2010, for Messrs. Giardina, Gallagher, Kastin and Milford reflects a tax gross-up associated with long-term disability insurance premiums paid by the Company and a 401(k) matching contribution. For Mr. Annese, reflects a tax gross-up associated with long-term disability insurance premiums paid by the Company. For Mr. Alimanestianu, reflects severance payments consisting of $385,239 continuation of salary payments, $30,000 in payments to be applied to job search costs, including outplacement services, and health, dental and disability insurance premiums and reimbursement of legal fees.

2010 Grants of Plan-Based Awards

The following table sets forth information concerning grants of plan-based awards to each of the Named Executive Officers in the 2010 Fiscal Year.

								Grant
								Date
						All Other	Exercise	Fair
						Option Awards:	or Base	Value of
			Estimated Possible Payouts			Number of	Price of	Stock and
			Under Non-Equity Incentive Plan Awards(1)			Securities	Option	Option
	Approval		Threshold		Maximum	Underlying	Awards	Awards
Name	Date	Grant Date	($)	Target($)	($)	Options(2)	($/Sh)	($)(3)

Robert J. Giardina	07/27/10	08/02/10				250,000	2.77	490,000
			189,375	378,750	701,445
Martin J. Annese	10/29/10	11/01/10				35,000	3.09	75,950
			87,750	175,500	325,026
Daniel Gallagher	10/29/10	11/01/10				35,000	3.09	75,950
			81,000	162,000	300,024
David M. Kastin	10/29/10	11/01/10				35,000	3.09	75,950
			48,153	96,305	178,357
Scott R. Milford	10/29/10	11/01/10				35,000	3.09	75,950
			35,250	70,500	130,566
Alexander A. Alimanestianu(4)			199,819	399,637	740,128

(1)	These amounts are established under our Bonus Plan. For additional information, see ‘‘ — Narrative Supplement to the Summary Compensation Table and the 2010 Grants of Plan-Based Awards Table — Terms of Non-Equity Based Awards.”

(2)	All stock options set forth above were granted under our 2006 Stock Incentive Plan.

(3)	This column represents the full grant date fair value of each grant of stock options awarded to each of our Named Executive Officers computed in accordance with ASC Topic 718. For additional information about the valuation assumptions with respect to all grants reflected in this column, refer to note 10(b) of the financial statements of Town Sports International Holdings, Inc. in its Form 10-K for the year ended December 31, 2010, as filed with the Securities and Exchange Commission.

(4)	Mr. Alimanestianu’s employment with the Company terminated on March 16, 2010 and, as a result, he received no non-equity incentive plan compensation or option awards in 2010.

Narrative Supplement to the Summary Compensation Table and the 2010 Grants of Plan-Based Awards Table

Terms of Non-Equity Based Awards

Calculation

Payments under the Bonus Plan are based on the Company’s achievement of certain financial targets.

Company Performance

For the 2010 Fiscal Year, each Named Executive Officer’s potential award under the Bonus Plan in respect of Company performance was based on a percentage of his base salary. If the Company achieved its target Adjusted EBITDA ($75,261,000 for the 2010 Fiscal Year), each of the Named Executive Officers would receive (subject to adjustment as described below) the following percentage of his base salary: Mr. Giardina (75%), Messrs. Gallagher and Annese (54%), Mr. Kastin (34%) and Mr. Milford (34%) (each amount the

“Target Bonus”). Based upon the Company’s actual results in relation to target Adjusted EBITDA, the Target Bonus amounts would be adjusted as follows:

Achievement of Percentage of
Adjusted EBITDA Target	Percentage of Target Bonus Awarded

0-94.99%	0%
95-99.99%	For every 1% of Adjusted EBITDA results below target, Target Bonus awarded will be reduced approximately 10 percentage points below 100% of Target Bonus.
100-100.99%	100% of Target Bonus
101-105.99%	For every 1% of Adjusted EBITDA results above target, Target Bonus awarded will be increased 7.3 percentage points above 100% of Target Bonus.
106 - 110%	For every additional 1% of Adjusted EBITDA results above target, Target Bonus awarded will be increased an additional 9.8 percentage points above 100% of Target Bonus.

Because the Company achieved 104% of its Adjusted EBITDA target in the 2010 Fiscal Year ($78,307,000), under the Bonus Plan, the Named Executive Officers were eligible for a payout equal to an average of approximately 133% of Target Bonus. For actual amounts paid under the Bonus Plan for the 2010 Fiscal Year, see the “Summary Compensation Table” above.

Payment

Annual non-equity incentive awards will be paid in cash after the end of the performance period in which they are earned, as determined by the Compensation Committee, but not later than the later of (1) March 15 after the end of the applicable year and (2) two and one-half months after the expiration of the fiscal year in which the performance period with respect to which the annual non-equity incentive award is earned ends. In addition, annual non-equity incentive awards will not be paid until the Company’s independent registered public accounting firm has issued its report with respect to the audit of the Company’s consolidated financial statements for the applicable fiscal year. Unless otherwise determined by the Compensation Committee, no annual non-equity incentive award, full or pro rata, will be paid to any individual whose employment has ceased prior to the date such award is paid.

Terms of Equity-Based Awards

Vesting Schedule

Option and restricted stock awards vest ratably over four years following the date of grant, subject to acceleration upon a change in control.

Forfeiture

Absent death, disability or retirement, unexercised option awards are generally forfeited at termination of employment following a 90-day post-termination exercise period if the termination was involuntary. If the termination was voluntary by the employee, the option may be exercised during the 30-day period following termination. In the event the employee is terminated for cause, the option expires on the date of termination. In the event of death, disability or retirement prior to the complete exercise of a vested option award, the vested portion of the option may be exercised, in whole or in part, within one year after the date of death, disability or retirement, as the case may be, and, in all cases, prior to the option expiration. Unvested restricted stock awards are generally forfeited at termination of employment.

Covenants

The option and restricted stock awards contain confidentiality provisions and non-compete and non-solicitation provisions that apply to our executive officers.

Option awards granted under the 2006 Stock Incentive Plan have an exercise price equal to the closing price of the underlying shares on the date of grant. All equity award grants to Executive Officers are approved by the Compensation Committee.

Outstanding Equity Awards at End of the 2010 Fiscal Year

The following table sets forth information concerning unexercised stock options and unvested restricted stock for each of the Named Executive Officers as of the end of the 2010 Fiscal Year.

	Option Awards(1)						Stock Awards(1)
			Number of	Number of				Market
			Securities	Securities				Value of
			Underlying	Underlying			Number of	Shares or
			Unexercised	Unexercised	Option		Shares or	Units of
			Options	Options	Exercise	Option	Units of Stock	Stock that
	Grant		Exercisable	Unexercisable	Price	Expiration	that Have Not	Have Not
Name	Date		(#)	(#)	($)	Date	Vested (#)	Vested ($)

Robert J. Giardina	8/2/2010		—	250,000	2.77	8/2/2020	—	—
Martin J. Annese	5/6/2008		50,000	50,000	9.54	5/6/2018	—	—
	12/4/2008		50,000	50,000	2.44	12/4/2018	—	—
	12/11/2009		37,500	112,500	2.12	12/11/2019	—	—
	11/1/2010		—	35,000	3.09	11/1/2020	—	—
Daniel Gallagher	2/4/2004	(3)	2,800	—	3.39	6/30/2011	—	—
	2/4/2004	(4)	4,900	700	6.53571	7/23/2013	—	—
	4/1/2005	(5)	4,200	4,200	6.53571	4/30/2015	—	—
	8/4/2006		30,000	—	12.05	8/4/2016	—	—
	8/7/2007		11,250	3,750	17.46	8/7/2017	—	—
	3/4/2008		50,000	50,000	7.73	3/4/2018	—	—
	12/4/2008		50,000	50,000	2.44	12/4/2018	—	—
	12/11/2009		25,000	75,000	2.12	12/11/2019	—	—
	11/1/2010		—	35,000	3.09	11/1/2020	—	—
David M. Kastin	8/7/2007		7,500	2,500	17.46	8/7/2017	—	—
	6/13/2008		15,000	15,000	9.83	6/13/2018	—	—
	6/13/2008		—	—	—	—	5,000	20,300
	12/4/2008		15,000	15,000	2.44	12/4/2018	—	—
	12/11/2009		10,000	30,000	2.12	12/11/2019	—	—
	11/1/2010		—	35,000	3.09	11/1/2020	—	—
Scott R. Milford	12/4/2008		—	—	—	12/4/2018	1,500	6,090
	12/4/2008		3,500	3,500	2.44	12/4/2018	—	—
	12/7/2009		12,500	37,500	2.56	12/7/2019	—	—
	12/11/2009		3,750	11,250	2.12	12/11/2019	—	—
	11/1/2010		—	35,000	3.09	11/1/2020	—	—
Alexander A. Alimanestianu(2)	—		—	—	—	—	—	—

(1)	Except as otherwise noted, 25% of each stock option award or restricted stock award vests on each of the first four anniversaries of the grant date. The vesting of all stock option and restricted stock awards accelerates upon a change in control. See “— Potential Payments Upon Termination or Change in Control.”

(2)	Effective March 16, 2010, Mr. Alimanestianu was no longer employed by the Company, and all stock options that were unvested as of that date were cancelled on that date. All other options expired at the end of the 90-day post-termination exercise period.

(3)	These options vested on December 31, 2010.

(4)	The remaining unvested options will vest on December 31, 2012.

(5)	These options will vest on April 30, 2015.

Option Exercises and Stock Vested in the 2010 Fiscal Year

The following table sets forth information concerning amounts received by each of our Named Executive Officers upon the exercise of stock options and the vesting of restricted stock during the 2010 Fiscal Year.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value Realized	Shares	Value Realized
	Acquired on	on Exercise	Acquired on	on Vesting
Name	Exercise (#)	($)(1)	Vesting (#)	($)

Robert J. Giardina	—	—	—	—
Martin J. Annese	—	—	—	—
Daniel Gallagher	5,600	8,696	—	—
David M. Kastin	—	—	2,500	6,700
Scott R. Milford	—	—	750	2,655
Alexander A. Alimanestianu	—	—	—	—

(1)	Value realized on exercise is based on the gain, if any, equal to the difference between the fair market value of the stock acquired upon exercise on the exercise date less the exercise price, multiplied by the number of options being exercised.

2010 Pension Benefits

In the 2010 Fiscal Year, the Company had no pension benefit plans.

2010 Nonqualified Deferred Compensation

In the 2010 Fiscal Year, the Company had no nonqualified deferred compensation plans.

Potential Payments Upon Termination or Change in Control

Under the stock option and restricted stock agreements entered into between the Company and the Named Executive Officers in connection with the grant of stock options or restricted stock, as the case may be, by the Company to the Named Executive Officer, if the Company wishes to enforce a non-competition and non-solicitation covenant for a period of up to one year, it must pay the Named Executive Officer severance payments for one year at a rate and an amount equal to the Named Executive Officer’s salary received by the Named Executive Officer immediately prior to the termination date.

In addition, the Company’s employment agreement with Mr. Kastin provides for payment of one year of base salary upon his termination from the Company other than for “cause” as defined in Mr. Kastin’s employment agreement.

In connection with Mr. Alimanestianu’s departure from the Company in March 2010, Mr. Alimanestianu and the Company entered into a separation agreement providing for severance payments to Mr. Alimanestianu consisting of an amount equal to his base salary payments at his current rate for a period of one year, payable in accordance with the Company’s current payroll practices, health insurance payments equal to the amount the Company would have paid in respect of Mr. Alimanestianu’s health insurance coverage during the one-year period, plus an additional payment of up to $5,000 in respect of the portion of health insurance premiums payable by Mr. Alimanestianu during such period. Mr. Alimanestianu was also entitled to receive up to a $5,000 reimbursement in respect of legal fees and a $30,000 payment to be applied to job search costs, including outplacement services. Mr. Alimanestianu and members of his immediate family were provided with lifetime Premium Passport Memberships to the Company’s fitness clubs. Mr. Alimanestianu has agreed to a non-solicitation and non-competition covenant for a period of one year and a release of claims against the Company and its affiliates.

Under the Company’s 2006 Stock Incentive Plan, an executive’s unvested stock option and restricted stock awards will vest in full upon a “change in control.” “Change in control” is generally defined in the 2006 Stock Incentive Plan as: (1) any person becoming the beneficial owner directly or indirectly, of 40% or more of the combined voting power of the then outstanding securities of the Company or (2) the stockholders of the Company approving a plan of complete liquidation of the Company or the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale of all or substantially all of the assets of the Company to a person or persons who beneficially own 50% or more of the Company’s common stock or pursuant to a spin-off type transaction of such assets to the stockholders of the Company.

The Company has entered into a severance agreement (the “Executive Severance Agreement”) with each Named Executive Officer of the Company. The Executive Severance Agreement provides that, if the executive officer’s employment is terminated by either (1) the Company without cause (as such term is defined in the Executive Severance Agreement) or (2) by the executive officer due to a “constructive termination” (including a material diminution in the executive’s authority, duties, responsibilities or reporting relationship, except as part of an organizational change; a change in the location at which the executive primarily performs services for the Company of more than 50 miles; or a material reduction in the executive’s base pay or incentive cash compensation), within a period of six months following a change in control (as such term is defined in the Executive Severance Agreement), then the executive officer will receive the following severance: (a) an amount equal to one year of the executive officer’s base salary, payable in twelve equal monthly installments; (b) a pro rata annual bonus for the fiscal year in which the termination occurred, assuming the approved bonus targets had been met (which bonus will be payable at such time as bonuses are paid to the Company’s employees generally); (c) the continuation of health and dental coverage for up to one year, with the Company continuing to pay the same portion of the premiums as it does for current employees; and (d) continuation of Passport Membership at the Company’s fitness clubs for the executive and his or her immediate family at no cost to the executive for a period of one year. The foregoing severance is subject to (1) a covenant by the executive officer not to compete with the Company or its subsidiaries for a period of one year following the termination date; (2) a covenant not to solicit the employees, consultants, customers or suppliers of the Company and its subsidiaries for the one-year period following the termination date; (3) a covenant not to disclose confidential information at all times following the termination date and (4) the execution of a release of claims against the Company. On March 1, 2011, Mr. Giardina’s executive severance agreement was amended to increase the amount payable to him in connection with a termination followed by a change in control to eighteen months’ of his base salary.

Pursuant to these agreements, if our Named Executive Officers were terminated on the last day of the 2010 Fiscal Year or if a change in control occurred on such date, the Named Executive Officers would have received the payments set forth in the following table.

		Continuation of
		Health and	Accelerated
		Insurance and	Vesting	Total
	Cash	Other	of Equity	Termination
	Payment	Benefits	Awards	Benefits
Name	($)	($)(2)	($)(3)	($)

Termination for any reason(1):
Robert J. Giardina	505,000	—	—	505,000
Martin J. Annese	325,000	—	—	325,000
Daniel Gallagher	300,000	—	—	300,000
David M. Kastin	283,250	—	—	283,250
Scott Milford	235,000	—	—	235,000
Change in control without termination:
Robert J. Giardina	—	—	322,500	322,500
Martin J. Annese	—	—	486,950	486,950
Daniel Gallagher	—	—	391,818	391,818
David M. Kastin	—	—	180,450	180,450
Scott Milford	—	—	155,480	155,480
Termination without cause or resignation due to constructive termination following a change in control(4):
Robert J. Giardina(5)	883,750	13,920	322,500	1,220,170
Martin J. Annese	500,500	13,920	486,950	1,001,370
Daniel Gallagher	462,000	13,920	391,818	867,738
David M. Kastin	379,805	13,920	180,450	574,175
Scott Milford	305,500	13,920	155,480	474,900

(1)	For a termination for any reason, if the Company wishes to enforce the non-competition/non-solicitation covenant contained in 2006 Stock Incentive Plan and the related award agreements, the Company must pay one year of continued base salary. No additional payments or benefits are contractually required to be provided, although in connection with a termination, the Company may provide additional compensation in consideration for a release of claims. In addition, in the case of Mr. Kastin, even if the Company does not enforce the non-competition/non-solicitation covenant, in accordance with his employment agreement, the Company would pay this amount upon a termination without cause.

(2)	Represents the value of one year of continued health and other insurance benefits to the extent paid by the Company and one year of Passport Membership at the Company’s fitness clubs for the executive for a period of one year ($1,068).

(3)	For stock options, represents the amount by which the fair market value of a share of the Company’s common stock as of December 31, 2010 exceeded the exercise price of each outstanding unvested stock option, multiplied by the number of shares of the Company’s common stock underlying each such stock option. For restricted stock, represents the total number of unvested shares that would vest and would be distributed under each termination scenario multiplied by the closing stock price of the Company’s common stock on December 31, 2010.

(4)	In connection with a termination in connection with a change in control, pursuant to Executive Severance Agreements (described above), the Company must pay one year of continued base salary, payment of a pro-rata annual bonus with respect to the fiscal year in which the termination occurred, continuation of health and dental coverage for up to one year, and continuation of Passport Membership at the Company’s fitness clubs for the executive and his or her immediate family at no cost to the executive for a period of one year.

(5)	On March 1, 2011, Mr. Giardina’s executive severance agreement was amended to increase the amount payable to him in connection with a termination followed by a change in control to eighteen months’ of his base salary.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Person Transaction Approval

On an ongoing basis, the Audit Committee is required by its charter to review all “related party transactions” (those transactions that are required to be disclosed in this Proxy Statement by SEC Regulation S-K, Item 404 and under Nasdaq’s rules), if any, for potential conflicts of interest and all such transactions must be approved by the Audit Committee.

Severance Arrangements with Executive Officers

On April 2, 2009, the Company signed a severance letter with Jennifer Prue, the Company’s former Chief Information Officer. Pursuant to the letter, Ms. Prue’s employment with the Company terminated effective May 4, 2009 and Ms. Prue received a separation payment of $159,627.50 plus $60,000 plus any amount of accrued but unused vacation days. Ms. Prue’s vested options to purchase the Company’s common stock remained outstanding for the post-termination exercise period specified in the applicable option plan and agreements and her options to purchase the Company’s common stock that were unvested on the termination date were forfeited on the termination date without any payment.

On December 7, 2009, the Company entered into a severance letter agreement with James Rizzo, the Company’s former Senior Vice President — Human Resources, providing for Mr. Rizzo’s employment with the Company to end on December 22, 2009. Mr. Rizzo was provided with a severance arrangement consisting of payments in an amount equal to salary, medical benefits and gym membership though September 30, 2010, payable in accordance with the Company’s customary payroll practices, provided that salary continuation would cease, or be reduced, beginning on July 1, 2010 to the extent Mr. Rizzo accepted other full-time employment, or a consulting arrangement, respectively. Mr. Rizzo was also entitled to reimbursement of limited legal expenses and outplacement assistance, and was permitted to exercise vested equity awards through September 30, 2010. Mr. Rizzo is subject to a non-competition covenant through September 30, 2010 and a non-solicitation covenant through December 22, 2010. Mr. Rizzo’s severance arrangements were approved by the Board of Directors.

Other

On March 13, 2009, Alexander Alimanestianu, our former Chief Executive Officer and President, and Jason Fish, one of our former directors, acquired through open market purchases $200,000 and $4,000,000, respectively, principal amount of our 11% Senior Discount Notes Due 2014 (described in Note 8 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010). The Company paid cash interest to Mr. Alimanestianu in the amount of $5,683 and $8,499 in the years ended December 31, 2010 and 2009, respectively, and paid cash interest to Mr. Fish in the amount of $330,000 and $169,973 in the years ended December 31, 2010 and 2009, respectively.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the 2010 Fiscal Year with the Company’s management. The Audit Committee has separately discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm for the 2010 Fiscal Year, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards), Vol. 1.AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence and discussed with PricewaterhouseCoopers LLP the independence of that firm from the Company.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the 2010 Fiscal Year for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Company’s Board of Directors:

Keith E. Alessi (Chair)
Thomas Galligan III
Kevin McCall

ANNUAL REPORT AND HOUSEHOLDING

A copy of the Annual Report of the Company for the 2010 Fiscal Year is being made available concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

In order to reduce printing and postage costs, only one Annual Report, one Proxy Statement and/or one Notice of Internet Availability of Proxy Materials, as applicable, will be mailed to multiple stockholders sharing an address unless the Company receives contrary instructions from one or more of the stockholders sharing an address. If your household has received only one Annual Report, one Proxy Statement and/or one Notice of Internet Availability of Proxy Materials, as applicable, and you wish to receive an additional copy or copies of these documents now and/or in the future, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please call 212-246-6700 or send a written request to the Secretary of the Company, at the Company’s principal executive offices at 5 Penn Plaza (4th Floor), New York, New York 10001.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE SHAREHOLDER MEETING
TO BE HELD ON MAY 12, 2011

This Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on February 25, 2011, are available on our Internet website at www.mysportsclubs.com, in the “Investor Relations — SEC Filings” section. Stockholders may obtain copies of the Proxy Statement, Annual Report to Stockholders and form of proxy relating to this or future meetings of the Company’s stockholders on our Internet website, by calling 1-800-632-4605 or by sending the Company an e-mail at investor.relations@town-sports.com. For information on how to obtain directions to the Company’s 2011 Annual Meeting, please call us at 212-246-6700 and ask for directions to the 2010 Annual Meeting of Stockholders.

FORM 10-K

The Company filed its Annual Report on Form 10-K for the year ended December 31, 2010 with the Securities and Exchange Commission on February 25, 2011. Stockholders may obtain a copy of this report, including financial statements and schedules thereto, without charge, on our Internet website at www.mysportsclubs.com, in the “Investor Relations — SEC Filings” section or by writing to the Secretary of the Company, at the Company’s principal executive offices at 5 Penn Plaza (4th Floor), New York, New York 10001.

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate by reference this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report, the Audit Committee Report, references to the Audit Committee Charter and references to the independence of the Audit Committee members are not deemed filed with the Securities and Exchange Commission, are not deemed soliciting material and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes, except to the extent that the Company specifically incorporates such information by reference into a previous or future filing, or specifically requests that such information be treated as soliciting material, in each case under those statutes.

OTHER MATTERS

The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the Proxy Card to vote the shares they represent as such persons deem advisable. Discretionary authority with respect to such other matters is granted by the execution of the Proxy Card.

Appendix A

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.

2006 STOCK INCENTIVE PLAN
(as amended and restated effective as of March 1, 2011)

ARTICLE I
PURPOSE

The purpose of this 2006 Stock Incentive Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer Eligible Employees, Consultants and Non-Employee Directors stock-based incentives in the Company to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders.

ARTICLE II
DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings:

“Acquisition Event” means a merger or consolidation in which the Company is not the surviving entity, any transaction that results in the acquisition of all or substantially all of the Company’s outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or the sale or transfer of all or substantially all of the Company’s assets. The occurrence of Acquisition Event shall be determined by the Committee in its sole discretion.

“Affiliate” means each of the following: (a) any Subsidiary; (b) any Parent; (c) any corporation, trade or business (including, without limitation, a partnership or limited liability company) that is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company; (d) any corporation, trade or business (including, without limitation, a partnership or limited liability company) that directly or indirectly controls 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) of the Company; and (e) any other entity in which the Company or any of its Affiliates has a material equity interest and that is designated as an “Affiliate” by resolution of the Committee; provided, however, that the Common Stock subject to any Award constitutes “service recipient stock” for purposes of Section 409A of the Code or otherwise does not subject the Award to Section 409A of the Code.

“Award” means any award under the Plan of any Stock Option, Stock Appreciation Right, Restricted Stock, Performance Share or Other Stock-Based Award. All Awards shall be granted by, confirmed by, and subject to the terms of, a written or electronic agreement executed by the Company and the Participant. Any reference herein to an agreement in writing shall be deemed to include an electronic writing to the extent permitted by applicable law.

“Board” means the Board of Directors of the Company.

“Cause” means with respect to a Participant’s Termination of Employment or Termination of Consultancy, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import)), termination due to: (i) a Participant’s conviction of, or plea of guilty or nolo contendere to, a felony; (ii) perpetration by a Participant of an illegal act, dishonesty, or fraud that could cause significant economic injury to the Company; (iii) a Participant’s insubordination, refusal to perform his or her duties or responsibilities for any reason other than illness or incapacity or materially unsatisfactory performance of his or her duties for the Company; (iv) continuing willful and deliberate failure by the Participant to perform the Participant’s duties in any material respect, provided that the Participant is given notice and an opportunity to effectuate a cure as determined by the Committee; or (v) a Participant’s willful misconduct with regard to the Company that could have a material adverse effect on the Company; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter. With respect to a Participant’s Termination of Directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.

“Change in Control” has the meaning set forth in Section 12.2.

“Change in Control Price” has the meaning set forth in Section 12.1.

“Code” means the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision and any Treasury Regulation promulgated thereunder.

“Committee” means: (a) with respect to the application of the Plan to Eligible Employees and Consultants, a committee or subcommittee of the Board appointed from time to time by the Board, which committee or subcommittee shall consist of two or more non-employee directors, each of whom shall be (i) a “non-employee director” as defined in Rule 16b-3; (ii) to the extent required by Section 162(m) of the Code, an “outside director” as defined under Section 162(m) of the Code; and (iii) an “independent director” as defined under NASD Rule 5605(a) of the Financial Industry Regulatory Authority Rulebook or such other applicable stock exchange rule; and (b) with respect to the application of the Plan to Non-Employee Directors, (i) the Board, or (ii) a committee or subcommittee (which may differ from the committee or subcommittee established for the grant of Awards to employees) comprised of two or more non-employee directors each of whom qualify as a “non-employee director” as defined in Rule 16b-3 and an “independent director” as defined under NASD Rule 5605(a) of the Financial Industry Regulatory Authority Rulebook. To the extent that no Committee exists that has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or Section 162(m) of the Code, such noncompliance shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.

“Common Stock” means the Common Stock, $0.001 par value per share, of the Company.

“Company” means Town Sports International Holdings, Inc., a Delaware corporation, and its successors by operation of law.

“Consultant” means any natural person who provides bona fide consulting or advisory services to the Company or its Affiliates pursuant to a written agreement, which are not in connection with the offer and sale of securities in a capital-raising transaction, and do not, directly or indirectly, promote or maintain a market for the Company’s or its Affiliates’ securities.

“Detrimental Activity” means:

(a) disclosing, divulging, furnishing or making available to anyone at any time, except as necessary in the furtherance of Participant’s responsibilities to the Company or any of its Affiliates, either during or subsequent to Participant’s service relationship with the Company or any of its Affiliates, any knowledge or information with respect to confidential or proprietary information, methods, processes, plans or materials of the Company or any of its Affiliates, or with respect to any other confidential or proprietary aspects of the business of the Company or any of its Affiliate, acquired by the Participant at any time prior to the Participant’s Termination;

(b) any activity while employed or performing services that results, or if known could reasonably be expected to result, in the Participant’s Termination that is classified by the Company as a termination for Cause;

(c) (i) directly or indirectly soliciting, enticing or inducing any employee of the Company or of any of its Affiliates to be employed by a person or entity that is, directly or indirectly, in competition with the business or activities of the Company or any of its Affiliates; (ii) directly or indirectly approaching any such employee for these purposes; (iii) authorizing or knowingly approving the taking of any such action by a third party on behalf of any such person or entity, or assisting any such person or entity in taking such action; or (iv) directly or indirectly soliciting, raiding, enticing or inducing any person or entity (other than the U.S. Government or its agencies) that is, or at any time from and after the date of grant of the Award was, a customer of the Company or any of its Affiliates to become a customer of the Participant or a third party for the same or similar products or services that it purchased from the Company or any of its Affiliates, or approaching any customer of the Company or any of its Affiliates for such purpose, or authorizing or knowingly approving the taking of any action by a third party for such purpose;

(d) the Participant’s Disparagement, or inducement of others to do so, of the Company or any of its Affiliates or their past and present officers, directors, employees or products;

(e) the Participant’s owning, managing, controlling, participating in, consulting with, rendering services for, or in any manner engaging in, any business that, directly or indirectly, is competitive with the business conducted by the Company or any of its Affiliates within any metropolitan area in which the Company or any of its Affiliates engages or has definitive plans to engage in such business, or the rendering of services to such business if such business is otherwise prejudicial to or in conflict with the interests of the Company or any of its Affiliates; or

(f) a material breach of any agreement between the Participant and the Company or any of its Affiliates (including, without limitation, any employment agreement or noncompetition or nonsolicitation or confidentiality agreement).

Unless otherwise determined by the Committee at grant, Detrimental Activity shall not be deemed to occur after the end of the one-year period following the Participant’s Termination.

For purposes of clauses (a), (c), (e) and (f) above, the Chief Executive Officer of the Company has the authority to provide the Participant with written authorization to engage in the activities contemplated thereby and no other person shall have authority to provide the Participant with such authorization. If it is determined by a court of competent jurisdiction that any provision in the Plan in respect of Detrimental Activities is excessive in duration or scope or otherwise is unenforceable, then such provision may be modified or supplemented by the court to render it enforceable to the maximum extent permitted by law.

“Disability” means with respect to a Participant’s Termination, a permanent and total disability as defined in Section 22(e)(3) of the Code. A Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability. Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.

“Disparagement” means making comments or statements to the press, the Company’s or its Affiliates’ employees, consultants or any individual or entity with whom the Company or its Affiliates has a business relationship that could reasonably be expected to adversely affect in any manner: (a) the conduct of the business of the Company or its Affiliates (including, without limitation, any products or business plans or prospects); or (b) the business reputation of the Company or its Affiliates, or any of their products, or their past or present officers, directors or employees.

“Effective Date” means the effective date of the Plan as defined in Article XVI.

“Eligible Employees” means each employee of the Company or an Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder. Any references to any section of the Exchange Act shall also be a reference to any successor provision.

“Exercisable Awards” has the meaning set forth in Section 4.2(d).

“Fair Market Value” means, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date and except as provided below, the last sales price reported for the Common Stock on the applicable date: (a) as reported on the principal national securities exchange in the United States on which it is then traded or The NASDAQ Stock Market; or (b) if not traded on any such national securities exchange or The NASDAQ Stock Market, as quoted on an automated quotation system sponsored by the National Association of Securities Dealers, Inc. or if the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted. For purposes of the grant of any Award, the applicable date shall be the trading day on which the Award is granted, or if such grant date is not a trading day, the trading day immediately prior to the date on which the Award is granted. For purposes of the exercise of any Award, the applicable date shall be the date a notice of exercise is received by the Company or, if not a day on which the applicable market is open, the next day that it is open.

“Family Member” means “family member” as defined in Rule 701 under the Securities Act or, following the filing of a form S-8 pursuant to the Securities Act with respect to the Plan, as defined in Section A.1.(5) of the general instructions of Form S-8, as may be amended from time to time.

“Incentive Stock Option” means any Stock Option awarded to an Eligible Employee of the Company, its Subsidiaries and its Parent (if any) under the Plan intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

“Non-Employee Director” means a non-employee director of the Company as defined in Rule 16b-3.

“Non-Qualified Stock Option” means any Stock Option awarded under the Plan that is not an Incentive Stock Option.

“Other Stock-Based Award” means an Award under Article X of the Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock, including, without limitation, a restricted stock unit or an Award valued by reference to an Affiliate.

“Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

“Participant” means an Eligible Employee, Non-Employee Director or Consultant to whom an Award has been granted pursuant to the Plan.

“Performance Goals” has the meaning set forth on Exhibit A.

“Performance Period” means the duration of the period during which receipt of an Award is subject to the satisfaction of performance criteria, such period as determined by the Committee in its sole discretion.

“Performance Share” means an Award made pursuant to Article IX of the Plan of the right to receive Common Stock or cash of an equivalent value at the end of a specified Performance Period.

“Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, incorporated organization, governmental or regulatory or other entity.

“Plan” means this Town Sports International Holdings, Inc. 2006 Stock Incentive Plan, as amended or amended and restated from time to time.

“Other Extraordinary Event” has the meaning set forth in Section 4.2(b).

“Reference Stock Option” has the meaning set forth in Section 7.1.

“Registration Date” means the first date after the Effective Date on which (a) the Company sells its Common Stock in a bona fide underwriting pursuant to a registration statement under the Securities Act or (b) any class of common equity securities of the Company is required to be registered under Section 12 of the Exchange Act.

“Restricted Stock” means a share of Common Stock issued under the Plan that is subject to restrictions under Article VIII.

“Restriction Period” has the meaning set forth in Section 8.3(a).

“Retirement” means a voluntary Termination of Employment or Termination of Consultancy at or after age 65 or such earlier date after age 50 as may be approved by the Committee, in its sole discretion, at the time of grant, or thereafter provided that the exercise of such discretion does not make the applicable Award subject to Section 409A of the Code, except that Retirement shall not include any Termination with or without Cause. With respect to a Participant’s Termination of Directorship, Retirement means the failure to stand for reelection or the failure to be reelected on or after a Participant has attained age 65 or, with the consent of the Board, provided that the exercise of such discretion does not make the applicable Award subject to Section 409A of the Code, before age 65 but after age 50.

“Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.

“Section 162(m) of the Code” means the exception for performance-based compensation under Section 162(m) of the Code and any applicable Treasury regulations thereunder.

“Section 4.2 Event” has the meaning set forth in Section 4.2(b).

“Securities Act” means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder. Any reference to any section of the Securities Act shall also be a reference to any successor provision.

“Special Unvested Options or Rights” has the meaning set forth in Section 11.1(a)(v).

“Stock Appreciation Right” means the right pursuant to an Award granted under Article VII.  A Tandem Stock Appreciation Right shall mean the right to surrender to the Company all (or a portion) of a Stock Option in exchange for a number of shares of Common Stock and/or cash, as determined by the Committee, equal to the difference between (a) the Fair Market Value on the date such Stock Option (or such portion thereof) is surrendered, of the Common Stock covered by such Stock Option (or such portion thereof), and (b) the aggregate exercise price of such Stock Option (or such portion thereof). A Non-Tandem Stock Appreciation Right shall mean the right to receive a number of shares of Common Stock and/or cash, as determined by the Committee, equal to the difference between (i) the Fair Market Value of a share of Common Stock on the date such right is exercised, and (ii) the aggregate exercise price of such right, otherwise than on surrender of a Stock Option.

“Stock Option” or “Option” means any option to purchase shares of Common Stock granted to Eligible Employees, Non-Employee Directors or Consultants pursuant to Article VI.

“Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

“Ten Percent Stockholder” means a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its Subsidiaries or its Parent.

“Termination” means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

“Termination of Consultancy” means: (a) that the Consultant is no longer acting as a consultant to the Company or an Affiliate; or (b) when an entity that is retaining a Participant as a Consultant ceases to be an Affiliate unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that a Consultant becomes an Eligible Employee or a Non-Employee Director upon the termination of his or her consultancy, unless otherwise determined by the Committee, in its sole discretion, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Eligible Employee or a Non-Employee Director. Notwithstanding the foregoing, the Committee may, in its sole discretion, otherwise define

Termination of Consultancy in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter.

“Termination of Directorship” means that the Non-Employee Director has ceased to be a director of the Company; except that if a Non-Employee Director becomes an Eligible Employee or a Consultant upon the termination of his or her directorship, his or her ceasing to be a director of the Company shall not be treated as a Termination of Directorship unless and until the Participant has a Termination of Employment or Termination of Consultancy, as the case may be.

“Termination of Employment” means: (a) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (b) when an entity that is employing a Participant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that an Eligible Employee becomes a Consultant or a Non-Employee Director upon the termination of his or her employment, unless otherwise determined by the Committee, in its sole discretion, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee, a Consultant or a Non-Employee Director. Notwithstanding the foregoing, the Committee may, in its sole discretion, otherwise define Termination of Employment in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter. Further, notwithstanding the foregoing, with respect to Awards granted on or after March 15, 2007, a Participant that is a full-time employee of the Company or an Affiliate that commences working on a part-time basis for the Company or an Affiliate shall be deemed to have experienced an involuntary Termination of Employment without Cause if such Participant is not regularly scheduled to work more than 24 hours per week.

“Transfer” means: (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in a Person), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in a Person) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law). “Transferred” and “Transferrable” shall have a correlative meaning.

ARTICLE III

ADMINISTRATION

3.1. The Committee.  The Plan shall be administered and interpreted by the Committee.

3.2. Grants of Awards.  The Committee shall have full authority to grant, pursuant to the terms of the Plan, to Eligible Employees, Consultants and Non-Employee Directors: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Performance Shares; and (v) Other Stock-Based Awards. In particular, the Committee shall have the authority:

(a) to select the Eligible Employees, Consultants and Non-Employee Directors to whom Awards may from time to time be granted hereunder;

(b) to determine whether and to what extent Awards are to be granted hereunder to one or more Eligible Employees, Consultants or Non-Employee Directors;

(c) to determine, in accordance with the terms of the Plan, the number of shares of Common Stock to be covered by each Award granted hereunder;

(d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);

(e) to determine whether, to what extent and under what circumstances grants of Options and other Awards under the Plan are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company outside of the Plan;

(f) to determine whether and under what circumstances a Stock Option may be settled in cash, Common Stock and/or Restricted Stock under Section 6.3(d);

(g) to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the Participant in any case, in a manner intended to comply with Section 409A of the Code;

(h) to determine whether a Stock Option is an Incentive Stock Option or Non-Qualified Stock Option;

(i) to determine whether to require a Participant, as a condition of the granting of any Award, to not sell or otherwise dispose of shares acquired pursuant to an Award for a period of time as determined by the Committee, in its sole discretion, following the date of such Award; and

(j) generally, to exercise such powers and to perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.

3.3. Guidelines.  Subject to Article XIII, the Committee shall, in its sole discretion, have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may, in its sole discretion, correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan. The Committee may, in its sole discretion, adopt special guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions. To the extent applicable, the Plan is intended to comply with the applicable requirements of Rule 16b-3 and with respect to Awards intended to be “performance-based,” the applicable provisions of Section 162(m) of the Code, and the Plan shall be limited, construed and interpreted in a manner so as to comply therewith.

3.4. Decisions Final.  Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

3.5. Procedures.  If the Committee is appointed, the Board shall designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the By-Laws of the Company, at such times and places as it shall deem advisable, including, without limitation, by telephone conference or by written consent to the extent permitted by applicable law. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all the Committee members in accordance with the By-Laws of the Company shall be as fully effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.6. Designation of Consultants/Liability.

(a) The Committee may, in its sole discretion, designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and (to the extent permitted by applicable law and applicable exchange rules) may grant authority to officers to grant Awards and/or execute agreements or other documents on behalf of the Committee.

(b) The Committee may, in its sole discretion, employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to subsection (a) above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

3.7. Indemnification.  To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance directly insuring such person, each officer or employee of the Company or any Affiliate and member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Plan, except to the extent arising out of such officer’s, employee’s, member’s or former member’s fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, employees, directors or members or former officers, directors or members may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company or any Affiliate. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under the Plan.

ARTICLE IV

SHARE LIMITATION

4.1. Shares.

(a) General Limitations.  The aggregate number of shares of Common Stock that may be issued or used for reference purposes or with respect to which Awards may be granted under the Plan shall not exceed 3,000,000 shares (subject to any increase or decrease pursuant to Section 4.2), which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both. If any Option, Stock Appreciation Right or Other Stock-Based Award granted under the Plan expires, terminates or is canceled for any reason without having been exercised in full, the number of shares of Common Stock underlying any unexercised Award shall again be available for the purpose of Awards under the Plan. If any shares of Restricted Stock, Performance Shares or Other Stock-Based Awards, denominated in shares of Common Stock, granted under the Plan are forfeited for any reason, the number of forfeited shares of Restricted Stock, Performance Shares or such Other Stock-Based Awards shall again be available for the purposes of Awards under the Plan, as provided in this Section 4.1(a).  If a Tandem Stock Appreciation Right or a Limited Stock Appreciation Right is granted in tandem with an Option, such grant shall only apply once against the maximum number of shares of Common Stock that may be issued under the Plan. Notwithstanding anything herein to the contrary, any share of Common Stock that again becomes available for grant pursuant to this Section 4.1(a) shall be added back as one share of Common Stock to the maximum aggregate limit.

(b) Individual Participant Limitations.

(i) The maximum number of shares of Common Stock subject to any Award of Stock Options, Stock Appreciation Rights or shares of Restricted Stock for which the grant of such Award or the lapse of the relevant Restriction Period is subject to the attainment of Performance Goals in accordance with

Section 8.3(a)(ii), which may be granted under the Plan during any fiscal year of the Company to each Eligible Employee or Consultant shall be 250,000 shares per type of Award (which shall be subject to any further increase or decrease pursuant to Section 4.2), provided that the maximum number of shares of Common Stock for all types of Awards does not exceed 250,000 (which shall be subject to any further increase or decrease pursuant to Section 4.2) during any fiscal year of the Company. If a Tandem Stock Appreciation Right is granted or a Limited Stock Appreciation Right is granted in tandem with a Stock Option, it shall apply against the Eligible Employee’s or Consultant’s individual share limitations for both Stock Appreciation Rights and Stock Options.

(ii) The maximum number of shares of Common Stock subject to any Award of Stock Options (other than Incentive Stock Options), Stock Appreciation Rights or Other Stock-Based Awards that may be granted under the Plan during any fiscal year of the Company to each Non-Employee Director shall be 250,000 shares per type of Award (which shall be subject to any further increase or decrease pursuant to Section 4.2), provided that the maximum number of shares of Common Stock for all types of Awards does not exceed 250,000 (which shall be subject to any further increase or decrease pursuant to Section 4.2) during any fiscal year of the Company. If a Tandem Stock Appreciation Right is granted or a Limited Stock Appreciation Right is granted in tandem with a Stock Option, it shall apply against the Non-Employee Director’s individual share limitations for both Stock Appreciation Rights and Stock Options.

(iii) There are no annual individual Eligible Employee or Consultant share limitations on Restricted Stock for which the grant of such Award or the lapse of the relevant Restriction Period is not subject to attainment of Performance Goals in accordance with Section 8.3(a)(ii).

(iv) The maximum value at grant of Performance Shares that may be granted under the Plan with respect to any fiscal year of the Company to each Eligible Employee or Consultant shall be $1,000,000. Each Performance Share shall be referenced to one share of Common Stock and shall be charged against the available shares under the Plan at the time the unit value measurement is converted to a referenced number of shares of Common Stock in accordance with Section 9.1.

(v) The individual Participant limitations set forth in this Section 4.1(b) shall be cumulative; that is, to the extent that shares of Common Stock for which Awards are permitted to be granted to an Eligible Employee or a Consultant during a fiscal year are not covered by an Award to such Eligible Employee or Consultant in a fiscal year, the number of shares of Common Stock available for Awards to such Eligible Employee or Consultant shall automatically increase in the subsequent fiscal years during the term of the Plan until used.

4.2. Changes.

(a) The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or any Affiliate, (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, (iv) the dissolution or liquidation of the Company or any Affiliate, (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate, (vi) any Section 4.2 Event, or (vii) any other corporate act or proceeding.

(b) Subject to the provisions of Section 4.2(d), if there shall occur any such change in the capital structure of the Company by reason of any stock split, reverse stock split, stock dividend, subdivision, combination or reclassification of shares that may be issued under the Plan, any recapitalization, any merger, any consolidation, any spin off, any reorganization or any partial or complete liquidation, or any other corporate transaction or event having an effect similar to any of the foregoing (a “Section 4.2 Event”), then (i) the aggregate number and/or kind of shares that thereafter may be issued under the Plan, (ii) the number and/or kind of shares or other property (including cash) to be issued upon exercise of an outstanding Award or under other Awards granted under the Plan, (iii) the purchase price thereof, and/or (iv) the individual Participant limitations set forth in Section 4.1(b) (other than those based on cash limitations) shall be appropriately adjusted. In addition, subject to Section 4.2(d), if there shall occur any change in the capital structure or the business of the Company that is not a Section 4.2 Event (an “Other Extraordinary Event”),

including by reason of any extraordinary dividend (whether cash or stock), any conversion, any adjustment, any issuance of any class of securities convertible or exercisable into, or exercisable for, any class of stock, or any sale or transfer of all or substantially all the Company’s assets or business, then the Committee, in its sole discretion, may adjust any Award and make such other adjustments to the Plan. Any adjustment pursuant to this Section 4.2 shall be consistent with the applicable Section 4.2 Event or the applicable Other Extraordinary Event, as the case may be, and in such manner as the Committee may, in its sole discretion, deem appropriate and equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under the Plan. Any such adjustment determined by the Committee shall be final, binding and conclusive on the Company and all Participants and their respective heirs, executors, administrators, successors and permitted assigns. Except as expressly provided in this Section 4.2 or in the applicable Award agreement, a Participant shall have no rights by reason of any Section 4.2 Event or any Other Extraordinary Event.

(c) Fractional shares of Common Stock resulting from any adjustment in Awards pursuant to Section 4.2(a) or Section 4.2(b) shall be aggregated until, and eliminated at, the time of exercise by rounding-down for fractions less than one-half and rounding-up for fractions equal to or greater than one-half. No cash settlements shall be made with respect to fractional shares eliminated by rounding. Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

(d) In the event of an Acquisition Event, the Committee may, in its sole discretion, terminate all outstanding and unexercised Stock Options or Stock Appreciation Rights or any Other Stock Based Award that provides for a Participant elected exercise (“Exercisable Awards”) effective as of the date of the Acquisition Event, by delivering notice of termination to each Participant at least 20 days prior to the date of consummation of the Acquisition Event, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each such Participant shall have the right to exercise his or her Exercisable Awards that are then outstanding to the extent vested as of the date on which such notice of termination is delivered (or, at the discretion of the Committee, without regard to any limitations on exercisability otherwise contained in the Award agreements), but any such exercise shall be contingent on the occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void. For the avoidance of doubt, in the event of an Acquisition Event, the Committee may, in its sole discretion, terminate any Exercisable Award for which the exercise price is equal to or exceeds the Fair Market Value without payment of consideration therefor.

If an Acquisition Event occurs but the Committee does not terminate the outstanding Awards pursuant to this Section 4.2(d), then the applicable provisions of Section 4.2(b) and Article XII shall apply.

4.3. Minimum Purchase Price.  Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under the Plan, such shares shall not be issued for a consideration that is less than as permitted under applicable law.

ARTICLE V

ELIGIBILITY AND GENERAL REQUIREMENTS FOR AWARDS

5.1. General Eligibility.  All Eligible Employees, Consultants, Non-Employee Directors and prospective employees and consultants are eligible to be granted Awards, subject to the terms and conditions of the Plan. Eligibility for the grant of Awards and actual participation in the Plan shall be determined by the Committee in its sole discretion.

5.2. Incentive Stock Options.  Notwithstanding anything herein to the contrary, only Eligible Employees of the Company, its Subsidiaries and its Parent (if any) are eligible to be granted Incentive Stock Options under the Plan. Eligibility for the grant of an Incentive Stock Option and actual participation in the Plan shall be determined by the Committee in its sole discretion.

5.3. General Requirement.  The vesting and exercise of Awards granted to a prospective employee or consultant are conditioned upon such individual actually becoming an Eligible Employee or Consultant.

ARTICLE VI

STOCK OPTIONS

6.1. Options.  Each Stock Option granted under the Plan shall be one of two types: (a) an Incentive Stock Option; or (b) a Non-Qualified Stock Option.

6.2. Grants.  The Committee shall, in its sole discretion, have the authority to grant to any Eligible Employee (subject to Section 5.2) Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. The Committee shall, in its sole discretion, have the authority to grant any Consultant or Non-Employee Director Non-Qualified Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof that does not qualify shall constitute a separate Non-Qualified Stock Option.

6.3. Terms of Options.  Options granted under the Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee, in its sole discretion, shall deem desirable:

(a) Exercise Price.  The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Stock Option shall not be less than 100% (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110%) of the Fair Market Value of the Common Stock at the time of grant.

(b) Stock Option Term.  The term of each Stock Option shall be fixed by the Committee, provided that no Stock Option shall be exercisable more than 10 years after the date the Option is granted; and provided further that the term of an Incentive Stock Option granted to a Ten Percent Stockholder shall not exceed five years.

(c) Exercisability.  Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant. If the Committee provides, in its discretion, that any Stock Option is exercisable subject to certain limitations (including, without limitation, that such Stock Option is exercisable only in installments or within certain time periods or upon attainment of certain financial results), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such Stock Option may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion. Unless otherwise determined by the Committee at grant, the Option agreement shall provide that (i) in the event the Participant engages in Detrimental Activity prior to any exercise of the Stock Option, all Stock Options held by the Participant shall thereupon terminate and expire, (ii) as a condition of the exercise of a Stock Option, the Participant shall be required to certify (or shall be deemed to have certified) at the time of exercise in a manner acceptable to the Company that the Participant is in compliance with the terms and conditions of the Plan and that the Participant has not engaged in, and does not intend to engage in, any Detrimental Activity, and (iii) in the event the Participant engages in Detrimental Activity during the one-year period commencing on the later of the date the Stock Option is exercised or the date of the Participant’s Termination, the Company shall be entitled to recover from the Participant at any time within one year after such date, and the Participant shall pay over to the Company, an amount equal to any gain realized as a result of the exercise (whether at the time of exercise or thereafter).

(d) Method of Exercise.  Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, to the extent vested, Stock Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law, if the Common Stock is traded on a national securities exchange, The NASDAQ Stock Market or quoted on a national quotation system sponsored by the National Association of Securities Dealers, and the Committee authorizes, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and conditions as may be acceptable to the Committee (including, without limitation, the relinquishment of Stock Options or by payment in full or in part in the form of Common Stock owned by the Participant based on the Fair Market Value of the Common Stock on the payment date as determined by the Committee, in its sole discretion). No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for.

(e) Non-Transferability of Options.  No Stock Option shall be Transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, at the time of grant or thereafter that a Non-Qualified Stock Option that is otherwise not Transferable pursuant to this Section is Transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as determined by the Committee, in its sole discretion. A Non-Qualified Stock Option that is Transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently Transferred otherwise than by will or by the laws of descent and distribution and (ii) remains subject to the terms of the Plan and the applicable Award agreement. Any shares of Common Stock acquired upon the exercise of a Non-Qualified Stock Option by a permissible transferee of a Non-Qualified Stock Option or a permissible transferee pursuant to a Transfer after the exercise of the Non-Qualified Stock Option shall be subject to the terms of the Plan and the applicable Award agreement.

(f) Incentive Stock Option Limitations.  To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under the Plan and/or any other stock option plan of the Company, any Subsidiary or any Parent exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. Should any provision of the Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may, in its sole discretion, amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

(g) Form, Modification, Extension and Renewal of Stock Options.  Subject to the terms and conditions and within the limitations of the Plan, Stock Options shall be evidenced by such form of agreement or grant as is approved by the Committee, and the Committee may, in its sole discretion (i) modify, extend or renew outstanding Stock Options granted under the Plan (provided that the rights of a Participant are not reduced without his or her consent and provided further that such action does not subject the Stock Options to Section 409A of the Code), and (ii) accept the surrender of outstanding Stock Options (up to the extent not theretofore exercised) and authorize the granting of new Stock Options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, an outstanding Option may not be modified to reduce the exercise price thereof nor may a new Option at a lower price be substituted for a surrendered Option (other than adjustments or substitutions in accordance with Section 4.2), unless such action is approved by the stockholders of the Company.

(h) Early Exercise.  The Committee may provide that a Stock Option include a provision whereby the Participant may elect at any time before the Participant’s Termination to exercise the Stock Option as to any part or all of the shares of Common Stock subject to the Stock Option prior to the full vesting of the Stock Option and such shares shall be subject to the provisions of Article VI and treated as Restricted Stock. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Committee determines to be appropriate.

(i) Other Terms and Conditions.  Stock Options may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall, in its sole discretion, deem appropriate.

ARTICLE VII

STOCK APPRECIATION RIGHTS

7.1. Tandem Stock Appreciation Rights.  Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option (a “Reference Stock Option”) granted under the Plan (“Tandem Stock Appreciation Rights”). In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Reference Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Reference Stock Option.

7.2. Terms and Conditions of Tandem Stock Appreciation Rights.  Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee in its sole discretion, and the following:

(a) Exercise Price.  The exercise price per share of Common Stock subject to a Tandem Stock Appreciation Right shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Tandem Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Common Stock at the time of grant.

(b) Term.  A Tandem Stock Appreciation Right or applicable portion thereof granted with respect to a Reference Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the Reference Stock Option, except that, unless otherwise determined by the Committee, in its sole discretion, at the time of grant, a Tandem Stock Appreciation Right granted with respect to less than the full number of shares covered by the Reference Stock Option shall not be reduced until and then only to the extent the exercise or termination of the Reference Stock Option causes the number of shares covered by the Tandem Stock Appreciation Right to exceed the number of shares remaining available and unexercised under the Reference Stock Option.

(c) Exercisability.  Tandem Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Reference Stock Options to which they relate shall be exercisable in accordance with the provisions of Article VI, and shall be subject to the provisions of Section 6.3(c).

(d) Method of Exercise.  A Tandem Stock Appreciation Right may be exercised by the Participant by surrendering the applicable portion of the Reference Stock Option. Upon such exercise and surrender, the Participant shall be entitled to receive the payment determined in the manner prescribed in this Section 7.2.  Stock Options that have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Tandem Stock Appreciation Rights have been exercised.

(e) Payment.  Upon the exercise of a Tandem Stock Appreciation Right, a Participant shall be entitled to receive up to, but no more than, an amount in cash and/or shares of Common Stock (as chosen by the Committee in its sole discretion at grant, or thereafter if no rights of a Participant are reduced) equal in value to the excess of the Fair Market Value of one share of Common Stock over the Option exercise price per share specified in the Reference Stock Option agreement, multiplied by the number of shares in respect of which the Tandem Stock Appreciation Right shall have been exercised.

(f) Deemed Exercise of Reference Stock Option.  Upon the exercise of a Tandem Stock Appreciation Right, the Reference Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Article IV of the Plan on the number of shares of Common Stock to be issued under the Plan.

(g) Non-Transferability.  Tandem Stock Appreciation Rights shall be Transferable only when and to the extent that the underlying Stock Option would be Transferable under Section 6.3(e) of the Plan.

7.3. Non-Tandem Stock Appreciation Rights.  Non-Tandem Stock Appreciation Rights may also be granted without reference to any Stock Options granted under the Plan.

7.4. Terms and Conditions of Non-Tandem Stock Appreciation Rights.  Non-Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee in its sole discretion, and the following:

(a) Exercise Price.  The exercise price per share of Common Stock subject to a Non-Tandem Stock Appreciation Right shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Non-Tandem Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Common Stock at the time of grant.

(b) Term.  The term of each Non-Tandem Stock Appreciation Right shall be fixed by the Committee, but shall not be greater than 10 years after the date the right is granted.

(c) Exercisability.  Non-Tandem Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant. If the Committee provides, in its discretion, that any such right is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such right may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion. Unless otherwise determined by the Committee at grant, the Award agreement shall provide that (i) in the event the Participant engages in Detrimental Activity prior to any exercise of the Non-Tandem Stock Appreciation Right, all Non-Tandem Stock Appreciation Rights held by the Participant shall thereupon terminate and expire, (ii) as a condition of the exercise of a Non-Tandem Stock Appreciation Right, the Participant shall be required to certify (or shall be deemed to have certified) at the time of exercise in a manner acceptable to the Company that the Participant is in compliance with the terms and conditions of the Plan and that the Participant has not engaged in, and does not intend to engage in, any Detrimental Activity, and (iii) in the event the Participant engages in Detrimental Activity during the one-year period commencing on the later of the date the Non-Tandem Stock Appreciation Right is exercised or the date of the Participant’s Termination, the Company shall be entitled to recover from the Participant at any time within one year after such date, and the Participant shall pay over to the Company, an amount equal to any gain realized as a result of the exercise (whether at the time of exercise or thereafter).

(d) Method of Exercise.  Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, Non-Tandem Stock Appreciation Rights may be exercised in whole or in part at any time in accordance with the applicable Award agreement, by giving written notice of exercise to the Company specifying the number of Non-Tandem Stock Appreciation Rights to be exercised.

(e) Payment.  Upon the exercise of a Non-Tandem Stock Appreciation Right a Participant shall be entitled to receive, for each right exercised, up to, but no more than, an amount in cash and/or shares of Common Stock (as chosen by the Committee in its sole discretion at grant, or thereafter if no rights of a Participant are reduced) equal in value to the excess of the Fair Market Value of one share of Common Stock on the date the right is exercised over the Fair Market Value of one share of Common Stock on the date the right was awarded to the Participant.

(f) Non-Transferability.  No Non-Tandem Stock Appreciation Rights shall be Transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all such rights shall be exercisable, during the Participant’s lifetime, only by the Participant.

7.5. Limited Stock Appreciation Rights.  The Committee may, in its sole discretion, grant Tandem and Non-Tandem Stock Appreciation Rights either as a general Stock Appreciation Right or as a Limited Stock Appreciation Right. Limited Stock Appreciation Rights may be exercised only upon the occurrence of a

Change in Control or such other event as the Committee may, in its sole discretion, designate at the time of grant or thereafter. Upon the exercise of Limited Stock Appreciation Rights, except as otherwise provided in an Award agreement, the Participant shall receive in cash or Common Stock, as determined by the Committee, an amount equal to the amount (a) set forth in Section 7.2(e) with respect to Tandem Stock Appreciation Rights, or (b) set forth in Section 7.4(e) with respect to Non-Tandem Stock Appreciation Rights, as applicable.

ARTICLE VIII

RESTRICTED STOCK

8.1. Awards of Restricted Stock.  Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall, in its sole discretion, determine the Eligible Employees, Consultants and Non-Employee Directors, to whom, and the time or times at which, grants of Restricted Stock shall be made, the number of shares to be awarded, the price (if any) to be paid by the Participant (subject to Section 8.2), the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards. The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance targets (including, the Performance Goals specified in Exhibit A attached hereto) or such other factors as the Committee may determine, in its sole discretion, including to comply with the requirements of Section 162(m) of the Code.

Unless otherwise determined by the Committee at grant, each Award of Restricted Stock shall provide that in the event the Participant engages in Detrimental Activity prior to, or during the one-year period after, any vesting of Restricted Stock, the Committee may direct that all unvested Restricted Stock shall be immediately forfeited to the Company and that the Participant shall pay over to the Company an amount equal to the Fair Market Value at the time of vesting of any Restricted Stock that had vested in the period referred to above.

8.2. Awards and Certificates.  Eligible Employees, Consultants and Non-Employee Directors selected to receive Restricted Stock shall not have any rights with respect to such Award, unless and until such Participant has delivered a fully executed copy of the agreement evidencing the Award to the Company and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

(a) Purchase Price.  The purchase price of Restricted Stock shall be fixed by the Committee. Subject to Section 4.3, the purchase price for shares of Restricted Stock may be zero to the extent permitted by applicable law, and, to the extent not so permitted, such purchase price may not be less than par value.

(b) Acceptance.  Awards of Restricted Stock must be accepted within a period of 60 days (or such other period as the Committee may specify) after the grant date, by executing a Restricted Stock agreement and by paying whatever price (if any) the Committee has designated thereunder.

(c) Legend.  Each Participant receiving Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall, in addition to such legends required by applicable securities laws, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Town Sports International Holdings, Inc. (the “Company”) 2006 Stock Incentive Plan (as the same may be amended or amended and restated from time to time, the “Plan”) and an agreement entered into between the registered owner and the Company dated          . Copies of such Plan and agreement are on file at the principal office of the Company.”

(d) Custody.  If stock certificates are issued in respect of shares of Restricted Stock, the Committee may require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any grant of Restricted Stock, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

8.3. Restrictions and Conditions.  The shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(a) (i) Restriction Period. The Participant shall not be permitted to Transfer shares of Restricted Stock awarded under the Plan during the period or periods set by the Committee (the ‘‘Restriction Period”) commencing on the date of such Award, as set forth in the Restricted Stock Award agreement and such agreement shall set forth a vesting schedule and any events that would accelerate vesting of the shares of Restricted Stock. Within these limits, based on service, attainment of performance goals pursuant to Section 8.3(a)(ii) below and/or such other factors or criteria as the Committee may determine in its sole discretion, the Committee may condition the grant or provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of any Restricted Stock Award and/or waive the deferral limitations for all or any part of any Restricted Stock Award.

(ii) Objective Performance Goals, Formulae or Standards. If the grant of shares of Restricted Stock or the lapse of restrictions is based on the attainment of Performance Goals, the Committee shall establish the Performance Goals and the applicable vesting percentage of the Restricted Stock Award applicable to each Participant or class of Participants in writing prior to the beginning of the applicable fiscal year or at such later date as otherwise determined by the Committee and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. With regard to a Restricted Stock Award that is intended to comply with Section 162(m) of the Code, to the extent any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect. The applicable Performance Goals shall be based on one or more of the performance criteria set forth in Exhibit A hereto.

(b) Rights as a Stockholder.  Except as provided in this subsection (b) and subsection (a) above and as otherwise determined by the Committee, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company including, without limitation, the right to receive any dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares. The Committee may, in its sole discretion, determine at the time of grant that the payment of dividends shall be deferred until, and conditioned upon, the expiration of the applicable Restriction Period.

(c) Lapse of Restrictions.  If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant, except as otherwise required by applicable law or other limitations imposed by the Committee.

ARTICLE IX

PERFORMANCE SHARES

9.1. Award of Performance Shares.  Performance Shares may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall, in its sole discretion, determine the Eligible Employees, Consultants and Non-Employee Directors, to whom, and the time or times at which, Performance Shares shall be awarded, the number of Performance Shares to be awarded to any person, the Performance Period during which, and the conditions under which, receipt of the Shares will be deferred, and the other terms and conditions of the Award in addition to those set forth in Section 9.2.

Unless otherwise determined by the Committee at grant, each Award of Performance Shares shall provide that in the event the Participant engages in Detrimental Activity prior to, or during the one-year period after the later of the date of any vesting of Performance Shares or the date of the Participant’s Termination, the Committee may direct (at any time within one year thereafter) that all unvested Performance Shares shall be immediately forfeited to the Company and that the Participant shall pay over to the Company an amount equal to any gain the Participant realized from any Performance Shares that had vested in the period referred to above.

Except as otherwise provided herein, the Committee shall condition the right to payment of any Performance Share upon the attainment of objective performance goals established pursuant to Section 9.2(c) below.

9.2. Terms and Conditions.  Performance Shares awarded pursuant to this Article IX shall be subject to the following terms and conditions:

(a) Earning of Performance Share Award.  At the expiration of the applicable Performance Period, the Committee shall determine the extent to which the performance goals established pursuant to Section 9.2(c) are achieved and the percentage of each Performance Share Award that has been earned.

(b) Non-Transferability.  Subject to the applicable provisions of the Award agreement and the Plan, Performance Shares may not be Transferred during the Performance Period.

(c) Objective Performance Goals, Formulae or Standards.  The Committee shall establish the objective Performance Goals for the earning of Performance Shares based on a Performance Period applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or at such later date as permitted under Section 162(m) of the Code and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate, if and only to the extent permitted under Section 162(m) of the Code, provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. To the extent any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect. The applicable Performance Goals shall be based on one or more of the performance criteria set forth in Exhibit A hereto.

(d) Dividends.  Unless otherwise determined by the Committee at the time of grant, amounts equal to any dividends declared during the Performance Period with respect to the number of shares of Common Stock covered by a Performance Share will not be paid to the Participant.

(e) Payment.  Following the Committee’s determination in accordance with subsection (a) above, shares of Common Stock or, as determined by the Committee in its sole discretion, the cash equivalent of such shares shall be delivered to the Eligible Employee, Consultant or Non-Employee Director, or his legal representative, in an amount equal to such individual’s earned Performance Share. Notwithstanding the foregoing, the Committee may, in its sole discretion, award an amount less than the earned Performance Share and/or subject the payment of all or part of any Performance Share to additional vesting, forfeiture and deferral conditions as it deems appropriate.

(f) Accelerated Vesting.  Based on service, performance and/or such other factors or criteria, if any, as the Committee may determine, the Committee may, in its sole discretion, at or after grant, accelerate the vesting of all or any part of any Performance Share Award and/or waive the deferral limitations for all or any part of such Award.

ARTICLE X

OTHER STOCK-BASED AWARDS

10.1. Other Awards.  The Committee, in its sole discretion, is authorized to grant to Eligible Employees, Consultants and Non-Employee Directors Other Stock-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, including, but not limited to, shares of Common Stock awarded purely as a bonus and not subject to any restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, performance units, dividend equivalent units, stock equivalent units, restricted stock units and deferred stock units. To the extent permitted by law, the Committee may, in its sole discretion, permit Eligible Employees and/or Non-Employee Directors to defer all or a portion of their cash compensation in the form of Other Stock-Based Awards granted under the Plan, subject to the terms and conditions of any deferred compensation arrangement established by the Company, which shall be intended to comply with Section 409A of the Code. Other Stock-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under the Plan.

Unless otherwise determined by the Committee at grant, each Other Stock-based Award shall provide that in the event the Participant engages in Detrimental Activity prior to, or during the one-year period after the later of the date of any vesting of Performance Shares or the date of the Participant’s Termination, the Committee may direct (at any time within one year thereafter) that any unvested portion of such Award shall be immediately forfeited to the Company and that the Participant shall pay over to the Company an amount equal to any gain the Participant realized from any such Award that had vested in the period referred to above.

Subject to the provisions of the Plan, the Committee shall, in its sole discretion, have authority to determine the Eligible Employees, Consultants and Non-Employee Directors, to whom, and the time or times at which, such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Common Stock under such Awards upon the completion of a specified performance period.

The Committee may condition the grant or vesting of Other Stock-Based Awards upon the attainment of specified Performance Goals set forth on Exhibit A as the Committee may determine, in its sole discretion; provided that to the extent that such Other Stock-Based Awards are intended to comply with Section 162(m) of the Code, the Committee shall establish the objective Performance Goals for the vesting of such Other Stock-Based Awards based on a performance period applicable to each Participant or class of Participants in writing prior to the beginning of the applicable performance period or at such later date as permitted under Section 162(m) of the Code and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate, if and only to the extent permitted under Section 162(m) of the Code, provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisition) and other similar type events or circumstances. To the extent any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect. The applicable Performance Goals shall be based on one or more of the performance criteria set forth in Exhibit A hereto.

10.2. Terms and Conditions.  Other Stock-Based Awards made pursuant to this Article X shall be subject to the following terms and conditions:

(a) Non-Transferability.  Subject to the applicable provisions of the Award agreement and the Plan, shares of Common Stock subject to Awards made under this Article X may not be Transferred prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(b) Dividends.  Unless otherwise determined by the Committee at the time of Award, subject to the provisions of the Award agreement and the Plan, the recipient of an Award under this Article X shall not be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares of Common Stock covered by the Award.

(c) Vesting.  Any Award under this Article X and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award agreement, as determined by the Committee, in its sole discretion.

(d) Price.  Common Stock issued on a bonus basis under this Article X may be issued for no cash consideration; Common Stock purchased pursuant to a purchase right awarded under this Article X shall be priced, as determined by the Committee in its sole discretion.

(e) Payment.  Form of payment for the Other Stock-Based Award shall be specified in the Award agreement.

ARTICLE XI

TERMINATION

11.1. Termination.  The following rules apply with regard to the Termination of a Participant.

(a) Rules Applicable to Stock Option and Stock Appreciation Rights.  Unless otherwise determined by the Committee at grant (or, if no rights of the Participant are reduced, thereafter):

(i) Termination by Reason of Death, Disability or Retirement.  If a Participant’s Termination is by reason of death, Disability or the Participant’s Retirement, all Stock Options or Stock Appreciation Rights that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant (or, in the case of death, by the legal representative of the Participant’s estate) at any time within a one-year period from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options or Stock Appreciation Rights; provided, however, if the Participant dies within such exercise period, all unexercised Stock Options or Stock Appreciation Rights held by such Participant shall thereafter be exercisable, to the extent to which they were exercisable at the time of death, for a period of one year from the date of such death, but in no event beyond the expiration of the stated term of such Stock Options or Stock Appreciation Rights.

(ii) Involuntary Termination Without Cause.  If a Participant’s Termination is by involuntary termination without Cause, all Stock Options or Stock Appreciation Rights that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of 90 days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options or Stock Appreciation Rights.

(iii) Voluntary Termination.  If a Participant’s Termination is voluntary (other than a voluntary termination described in Section 11.2(a)(iv)(2) below, or a Retirement), all Stock Options or Stock Appreciation Rights that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of 30 days from the date of such Termination, but in no event beyond the expiration of the stated terms of such Stock Options or Stock Appreciation Rights.

(iv) Termination for Cause.  If a Participant’s Termination: (1) is for Cause or (2) is a voluntary Termination (as provided in subsection (iii) above) or a Retirement after the occurrence of an event that would be grounds for a Termination for Cause, all Stock Options or Stock Appreciation Rights, whether vested or not vested, that are held by such Participant shall thereupon terminate and expire as of the date of such Termination.

(v) Unvested Stock Options and Stock Appreciation Rights.  Stock Options or Stock Appreciation Rights that are not vested as of the date of a Participant’s Termination for any reason shall terminate and expire as of the date of such Termination. Notwithstanding the foregoing, if a Participant is deemed to have experienced a Termination of Employment in accordance with the last sentence of Section 2.51 of the Plan, then (A) any Stock Options and any Stock Appreciation Rights that are not vested as of the date of such Participant’s Termination of Employment in accordance with the last sentence of Section 2.51 of the Plan (“Special Unvested Options or Rights”) shall not terminate or expire as of the date of such Termination of Employment and shall remain outstanding until a Participant experiences a Termination of Employment (other than on account of the last sentence of Section 2.51 of the Plan), but in no event beyond the expiration of the stated term of any such Special Unvested Options or Rights, and (B) no Special Unvested Options or Rights will thereafter vest except as set forth in the next succeeding sentence. If, after a Termination of Employment in accordance with the last sentence of Section 2.51 of the Plan, (1) a Participant remains continuously employed by the Company or any of its Affiliates, and (2) subsequent thereto, such Participant becomes regularly scheduled to work more than 24 hours per week, then any Special Unvested Options or Rights shall immediately vest as to any shares of Common Stock that did not vest under the terms of such Special Unvested Options or Rights between the date of such Participant’s Termination of Employment in accordance with the last sentence of Section 2.51 of the Plan and the date such Participant became regularly scheduled to work more than 24 hours per week solely as a result of the application of the immediately preceding sentence.

(b) Rules Applicable to Restricted Stock, Performance Shares and Other Stock-Based Awards.  Unless otherwise determined by the Committee at grant or thereafter, upon a Participant’s Termination for any reason: (i) during the relevant Restriction Period, all Restricted Stock still subject to restriction shall be forfeited; and (ii) any unvested Performance Shares or Other Stock-Based Awards shall be forfeited.

ARTICLE XII

CHANGE IN CONTROL PROVISIONS

12.1. Benefits.  In the event of a Change in Control of the Company, and except as otherwise provided by the Committee in an Award agreement or in a written employment agreement between the Company and a Participant, a Participant’s unvested Award shall vest in full and a Participant’s Award shall be treated in accordance with one of the following methods as determined by the Committee in its sole discretion:

(a) Awards, whether or not vested by their terms or pursuant to the preceding sentence, shall be continued, assumed, have new rights substituted therefor or be treated in accordance with Section 4.2(d), as determined by the Committee in its sole discretion, and restrictions to which any shares of Restricted Stock or any other Award granted prior to the Change in Control are subject shall not lapse upon a Change in Control (other than with respect to vesting pursuant to the foregoing provisions of this Section 12.1) and the Restricted Stock or other Award shall, where appropriate in the sole discretion of the Committee, receive the same or other appropriate distribution as other Common Stock on such terms as determined by the Committee in its sole discretion; provided, however, that, the Committee may, in its sole discretion, decide to award additional Restricted Stock or other Award in lieu of any cash distribution. Notwithstanding anything to the contrary herein, for purposes of Incentive Stock Options, any assumed or substituted Stock Option shall comply with the requirements of Treasury Regulation § 1.424-1 (and any amendments thereto).

(b) The Committee, in its sole discretion, may provide for the purchase of any Awards by the Company or an Affiliate (or the cancellation and extinguishment thereof pursuant to the terms of a merger agreement entered into by the Company) for an amount of cash equal to the excess of the Change in Control Price (as defined below) of the shares of Common Stock covered by such Awards, over the aggregate exercise price of such Awards. For purposes of this Section 12.1, “Change in Control Price” shall mean the highest price per share of Common Stock paid in any transaction related to a Change in Control of the Company.

(c) The Committee may, in its sole discretion, provide for the cancellation of any particular Award or Awards without payment, if the Change in Control Price is less than the Fair Market Value of such Award(s) on the date of grant.

(d) Notwithstanding anything else herein, the Committee may, in its sole discretion, provide for accelerated vesting or lapse of restrictions, of an Award at the time of grant or at any time thereafter.

12.2. Change in Control.  Unless otherwise determined by the Committee in the applicable Award agreement or other written agreement approved by the Committee, a “Change in Control” shall be deemed to occur following any transaction if: (a) any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 40% or more of the combined voting power of the then outstanding securities of the Company (or its successor corporation); or (b) the stockholders of the Company approve a plan of complete liquidation of the Company or the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets other than (i) the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale, or (ii) pursuant to a spin-off type transaction, directly or indirectly, of such assets to the stockholders of the Company.

ARTICLE XIII

TERMINATION OR AMENDMENT OF PLAN

13.1. Termination or Amendment.  Notwithstanding any other provision of the Plan, the Board or the Committee may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article XV), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant and, provided further, without the approval of the stockholders of the Company in accordance with the laws of the State of Delaware, to the extent required by the applicable provisions of Rule 16b-3 or Section 162(m) of the Code, pursuant to the requirements of NASD Rule 4350(i)(1)(A) of the Financial Industry Regulatory Authority Rulebook or such other applicable stock exchange rule, or, to the extent applicable to Incentive Stock Options, Section 422 of the Code, no amendment may be made that would:

(a) increase the aggregate number of shares of Common Stock that may be issued under the Plan pursuant to Section 4.1 (except by operation of Section 4.2);

(b) increase the maximum individual Participant limitations for a fiscal year under Section 4.1(b) (except by operation of Section 4.2);

(c) change the classification of Eligible Employees or Consultants eligible to receive Awards under the Plan;

(d) decrease the minimum option price of any Stock Option or Stock Appreciation Right;

(e) extend the maximum option period under Section 6.3;

(f) alter the Performance Goals for the Award of Restricted Stock, Performance Shares or Other Stock-Based Awards subject to satisfaction of Performance Goals as set forth in Exhibit A;

(g) award any Stock Option or Stock Appreciation Right in replacement of a canceled Stock Option or Stock Appreciation Right with a higher exercise price, except in accordance with Section 6.3(g); or

(h) require stockholder approval in order for the Plan to continue to comply with the applicable provisions of Section 162(m) of the Code or, to the extent applicable to Incentive Stock Options, Section 422 of the Code. In no event may the Plan be amended without the approval of the stockholders of the Company in accordance with the applicable laws of the State of Delaware to increase the aggregate number of shares of Common Stock that may be issued under the Plan, decrease the minimum exercise price of any Stock Option or Stock Appreciation Right, or to make any other amendment that would require stockholder approval under NASD Rule 4350(i)(1)(A) of the Financial Industry Regulatory Authority Rulebook, or the rules of any other exchange or system on which the Company’s securities are listed or traded at the request of the Company.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV above or as otherwise specifically provided herein, no such amendment or other action by the Committee shall adversely impair the rights of any holder without the holder’s consent. Notwithstanding anything herein to the contrary, the Board or the Committee may amend the Plan or any Award granted hereunder at any time without a Participant’s consent to comply with Code Section 409A or any other applicable law.

ARTICLE XIV

UNFUNDED PLAN

14.1. Unfunded Status of Plan.  The Plan is an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but that are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

ARTICLE XV

GENERAL PROVISIONS

15.1. Legend.  The Committee may require each person receiving shares of Common Stock pursuant to an Award granted under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof and such other securities law-related representations as the Committee shall request. In addition to any legend required by the Plan, the certificates and/or book entry accounts for such shares may include any legend that the Committee, in its sole discretion, deems appropriate to reflect any restrictions on Transfer.

All certificates and/or book entry accounts for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may, in its sole discretion, deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, The NASDAQ Stock Market or any national securities exchange system upon whose system the Common Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

15.2. Other Plans.  Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

15.3. No Right to Employment/Directorship/Consultancy.  Neither the Plan nor the grant of any Option or other Award hereunder shall give any Participant or other employee, Consultant or Non-Employee Director any right with respect to continuance of employment, consultancy or directorship by the Company or any Affiliate, nor shall they be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate his or her employment, consultancy or directorship at any time.

15.4. Withholding of Taxes.  The Company shall have the right to deduct from any payment to be made pursuant to the Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld. Upon the vesting of Restricted Stock (or other Award that is taxable upon vesting), or upon making an election under Section 83(b) of the Code, a Participant shall pay all required withholding to the Company. Any statutorily required withholding obligation with regard to any Participant may be satisfied, subject to the advance consent of the Committee, by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

15.5. No Assignment of Benefits.  No Award or other benefit payable under the Plan shall, except as otherwise specifically provided by law or permitted by the Committee, be Transferable in any manner, and any attempt to Transfer any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

15.6. Listing and Other Conditions.

(a) Unless otherwise determined by the Committee, as long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issue of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.

(b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option or other Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to shares of Common Stock or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

(c) Upon termination of any period of suspension under this Section 15.6, any Award affected by such suspension that shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares that would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

(d) A Participant shall be required to supply the Company with any certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

15.7. Governing Law.  The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

15.8. Construction.  Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

15.9. Other Benefits.  No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

15.10. Costs.  The Company shall bear all expenses associated with administering the Plan, including expenses of issuing Common Stock pursuant to any Awards hereunder.

15.11. No Right to Same Benefits.  The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

15.12. Death/Disability.  The Committee may in its sole discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may, in its discretion, also require the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

15.13. Section 16(b) of the Exchange Act.  On and after the Registration Date, all elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may, in its sole discretion, establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

15.14. Section 409A of the Code.  Although the Company does not guarantee the particular tax treatment of an Award granted under the Plan, Awards made under the Plan are intended to comply with, or be exempt from, the applicable requirements of Section 409A of the Code and the Plan and any Award agreement hereunder shall be limited, construed and interpreted in accordance with such intent. Notwithstanding anything herein to the contrary, any provision in the Plan that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with Section 409A of the Code and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void.

15.15. Successor and Assigns.  The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.

15.16. Severability of Provisions.  If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

15.17. Payments to Minors, Etc.

Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.

15.18. Headings and Captions.  The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

ARTICLE XVI

EFFECTIVE DATE OF PLAN

The Plan shall become effective upon adoption by the Board or such later date as provided in the adopting resolution, subject to the approval of the Plan by the stockholders of the Company within 12 months before or after adoption of the Plan by the Board in accordance with the laws of the State of Delaware.

ARTICLE XVII

TERM OF PLAN

The Plan was initially adopted by the Board on May 30, 2006, and was approved by the Company’s stockholders on May 30, 2006. The Plan is amended and restated effective March 1, 2011, subject to stockholder approval of the Plan within twelve months of such date. No Award shall be granted pursuant to the Plan on or after May 30, 2016, but Awards granted prior to such date may, and the Committee’s authority to administer the terms of such Awards, extend beyond that date; provided, however, that no Award (other than a Stock Option or Stock Appreciation Right) that is intended to be “performance-based” under Section 162(m) of the Code shall be granted on or after the fifth anniversary of the stockholder approval of the Plan unless the Performance Goals set forth on Exhibit A are reapproved (or other designated performance goals are approved) by the stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders approve the Performance Goals set forth on Exhibit A.

ARTICLE XVIII

NAME OF PLAN

The Plan shall be known as the “Town Sports International Holdings, Inc. 2006 Stock Incentive Plan.”

EXHIBIT A

Performance Goals

To the extent permitted under Section 162(m) of the Code, performance goals established for purposes of the grant or vesting of Awards of Restricted Stock, Other Stock-Based Awards and/or Performance Shares, each intended to be “performance-based” under Section 162(m) of the Code, shall be based on the attainment of certain target levels of, or a specified increase or decrease (as applicable) in one or more of the following performance goals (“Performance Goals”):

(a)	earnings per share;

(b)	operating income;

(c)	net income;

(d)	cash flow;

(e)	gross profit;

(f)	gross profit return on investment;

(g)	gross margin return on investment;

(h)	gross margin;

(i)	working capital;

(j)	earnings before interest and taxes;

(k)	earnings before interest, tax, depreciation and amortization;

(l)	return on equity;

(m)	return on assets;

(n)	return on capital;

(o)	return on invested capital;

(p)	net revenues;

(q)	gross revenues;

(r)	revenue growth;

(s)	total shareholder return;

(t)	economic value added;

(u)	specified objectives with regard to limiting the level of increase in all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee in its sole discretion;

(v)	the fair market value of the shares of the Company’s Common Stock;

(w)	the growth in the value of an investment in the Company’s Common Stock assuming the reinvestment of dividends; or

(x)	reduction in expenses.

To the extent permitted under Section 162(m) of the Code, the Committee may, in its sole discretion, also exclude, or adjust to reflect, the impact of an event or occurrence that the Committee determines should be appropriately excluded or adjusted, including:

(i)	restructurings, discontinued operations, extraordinary items or events, and other unusual or non-recurring charges as described in Accounting Principles Board Opinion No. 30 and/or management’s discussion and analysis of financial condition and results of operations appearing or incorporated by reference in the Company’s Form 10-K for the applicable year;

(ii)	an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; or

(iii)	a change in tax law or accounting standards required by generally accepted accounting principles.

Performance goals may also be based upon individual Participant performance goals, as determined by the Committee, in its sole discretion.

In addition, such Performance Goals may be based upon the attainment of specified levels of Company (or subsidiary, division, other operational unit or administrative department of the Company) performance under one or more of the measures described above relative to the performance of other corporations. To the extent permitted under Section 162(m) of the Code, but only to the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee may also:

(a)	designate additional business criteria on which the performance goals may be based; or

(b)	adjust, modify or amend the aforementioned business criteria.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
ATTN: DAVID KASTIN
5 PENN PLAZA, 4TH FLOOR
NEW YORK, NY 10001

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	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:	☐	☐	☐

1.	Election of Directors
	Nominees

01	Robert J. Giardina	02	Keith E. Alessi	03	Paul N. Arnold	04	Bruce C. Bruckmann	05	J. Rice Edmonds
06	Thomas J. Galligan III	07	Kevin McCall

The Board of Directors recommends you vote FOR proposals 2. and 3.		For	Against	Abstain

2	Proposal to ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2011.	☐	☐	☐

3	Proposal to approve the Amended and Restated Town Sports International Holdings, Inc. 2006 Stock Incentive Plan and the Section 162(m) performance goals thereunder.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please indicate if you plan to attend this meeting	Yes ☐	No ☐
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
Annual Meeting of Stockholders
May 12, 2011
This proxy is solicited by the Board of Directors

The undersigned stockholder of Town Sports International Holdings, Inc., a Delaware corporation, hereby revokes all proxies heretofore given by the signer(s) to vote at the Annual Meeting and any adjournments or postponements thereof, acknowledges receipt of the Notice of Internet Availability of Proxy Materials, and/or the Proxy Statement, dated March 29, 2011, and appoints Robert J. Giardina, Chief Executive Officer and President, Daniel Gallagher, Chief Financial Officer, and David M. Kastin, Senior Vice President - General Counsel and Corporate Secretary, and each of them, the undersigned’s true and lawful agents and proxies, with full power of substitution and resubstitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Town Sports International Holdings, Inc. to be held at Crowne Plaza Times Square, 1605 Broadway, New York, NY 10019, on Thursday, May 12, 2011 at 10:00 a.m. (New York City time), and at any adjournments or postponements thereof, and to vote as specified on this proxy all shares of common stock of Town Sports International Holdings, Inc. which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, on all matters properly coming before the Annual Meeting, including but not limited to the matters set forth on the reverse side of this proxy, with the same force and effect as the undersigned might or could do if personally present thereat.
This proxy when properly executed will be voted in the manner directed herein. If the proxy is signed but no direction given, this proxy will be voted FOR the election of the director nominees listed on the reverse side and FOR Proposals 2 and 3, and it will be voted in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting.
IF NO BOXES ARE MARKED, THIS PROXY WILL BE VOTED IN THE MANNER DESCRIBED ABOVE.
Continued and to be signed on reverse side